                                                               PRELIMINARY COPY

                       PANAX PHARMACEUTICAL COMPANY, LTD.


_____________, 1997

Dear Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders of Panax Pharmaceutical Company, Ltd. ("Panax") to be held on __________, August __, 1997, at 10 a.m. at the offices of the Company, 425 Park Avenue, 27th Floor, New York, New York 10022.

         At this meeting, you will be asked to consider and vote upon (i) a proposal to amend Panax's Certificate of Incorporation to change the name of the Company to "Inkine Pharmaceutical Company, Inc.," and to change the authorized capital stock by creating a class of Preferred Stock, par value $.0001 per share, of 5,000,000 shares and increasing the number of authorized shares of Common Stock, par value $.0001 per share, from 10,000,000 to 50,000,000 shares, (ii) a proposal to increase the number of shares of Common Stock subject to the 1993 Stock Option Plan to 4,200,000 and (iii) a proposal to approve the adoption of the 1997 Consultant Stock Option Plan which relates to 2,500,000 shares of the Common Stock of the Company.

         The proposals arise from the redirection of the focus of Panax's operations to the acquisition of proprietary rights or licenses to commercially promising drug candidates and platform technologies under development. Such redirection will require the issuance of shares, or rights or options to acquire shares, of capital stock of the Company to sellers or licensors, qualified employees and consultants and financiers. The Company has entered into a letter of intent with each of Sangen Pharmaceutical Inc. ("Sangen") and CorBec Pharmaceutical Inc. ("CorBec") to acquire the outstanding shares of each company. Each letter of intent contemplates the acquisition will be effected pursuant to an acquisition agreement which will provide as part of the consideration for their shares and their proprietary rights to drugs under development the issuance of shares of Common Stock and options to purchase additional shares and will be contingent among other things on the consummation by the Company of an equity financing of at least $8 million.

         The shares of Common Stock which would be required to be issued and reserved for issuance to consummate the acquisitions and the related financing will exceed the number of shares of Common Stock which the Company has available for issuance from its authorized shares of Common Stock after allowing for the present reservation of shares for issuance for other purposes.

         Authorization of a class of Preferred Stock with authority of the Board to issue such shares in series with such rights and limitations as it may determine would assist the Company in negotiating other acquisitions or licenses for other promising drugs under development.

         The Company is also proposing to amend its Stock Option Plan to increase the number of shares of Common Stock subject to the Plan to 4,200,000 and to approve the adoption by the Board of a Consultants Stock Option Plan relating to 2,500,000 shares. The increased authority to issue options will enhance the Company's efforts to effect other acquisitions and licenses and to attract and obtain key employees and consultants who have the credentials and professional experience to assist the Company.

         You are entitled to vote all shares of Common Stock registered in your name at the close of business on July 30, 1997.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

         We hope that you will find it convenient to attend the meeting.

                                            Sincerely,


                                            Dr. Taffy J. Williams
                                            Chairman and
                                            Chief Executive Officer

                                                               PRELIMINARY COPY


                       PANAX PHARMACEUTICAL COMPANY, LTD.
                          425 PARK AVENUE, 27TH FLOOR
                            NEW YORK, NEW YORK 10022

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                August __, 1997

To the Shareholders:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Panax Pharmaceutical Company, Ltd. ("Panax") will be held on ________, August __, 1997, at 10 A.M. (E.D.T.) at the offices of the Company, 425 Park Avenue, 27th Floor, New York, New York 10022. At the Special Meeting, the shareholders of the Company will be asked to consider and vote upon the following proposals:

         1. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to "Inkine Pharmaceutical Company, Inc.", increase the number of authorized shares of Common Stock, par value $.01 per share to 50,000,000 shares and to authorize a class of 5,000,000 shares of Preferred Stock, par value $.0001 per share.

         2. To approve an amendment to the Company's 1993 Stock Option Plan to increase the number of shares of Common Stock under the plan to 4,200,000.

         3. To approve the adoption of the 1997 Consultant Stock Option Plan which relates to 2,500,000 shares of Common Stock.

         4. To transact such other business as properly may come before the Special Meeting or any adjournments thereof.

         The Board of Directors of the Company has fixed the close of business on July 30, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof. You are entitled to vote all shares of Common Stock registered in your name at the close of business on such date.

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN

Panax Shareholders
July 30, 1997
Page 2



IT IN THE ACCOMPANYING ENVELOPE (FOR WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. IT IS IMPORTANT THAT YOUR PROXY BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION. YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT, WHICH CONTAINS INFORMATION RELEVANT TO THE ACTIONS TO BE TAKEN AT THE MEETING.

                                            By Order of the Board of Directors,

                                            Dr. Taffy J. Williams
                                            Chairman and
                                            Chief Executive Officer

August __, 1997
New York, New York

                                                               PRELIMINARY COPY

                       PANAX PHARMACEUTICAL COMPANY, LTD.
                          425 Park Avenue, 27th Floor
                            New York, New York 10022
                                 (212) 319-8300

                                PROXY STATEMENT

                                 -------------

                        SPECIAL MEETING OF SHAREHOLDERS
                         To be held on August __, 1997

         Your proxy is solicited by the Board of Directors (the "Board") of Panax Pharmaceutical Company, Ltd. ("Panax" or the "Company") in connection with the Special Meeting of Shareholders of the Company to be held on _______, August __, 1997, at 10:00 A.M. (E.D.T.) at the offices of Panax, 425 Park Avenue, 27th Floor, New York, New York 10022 and any postponement or adjournment thereof (the "Special Meeting").

         Panax has authorized one class of voting securities, Common Stock, par value $.0001 per share ("Common Stock"). There were 3,342,327 shares of Common Stock issued and outstanding at the close of business on July 30, 1997 (the "Record Date"). All shareholders of record of the Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote.

         If the accompanying proxy is properly executed, returned to Panax in time to be voted at the Special Meeting, and not revoked, the shares of Common Stock represented thereby will be voted in accordance with the instructions marked on the proxy. Unless contrary instructions are given, the persons designated as proxy holders in the proxy will vote FOR the following Proposals:

         1. To approve an amendment to the Company's Certificate of Incorporation to (i) change the name of Panax to "Inkine Pharmaceutical Company, Inc.," and (ii) change the authorized capital stock of the Company to create a class of 5,000,000 shares of Preferred Stock, par value $.0001 per share, and increase the number of authorized shares of Common Stock from 10,000,000 to 50,000,000, with the same par value of $.0001 per share.

         2. To approve an amendment to the 1993 Stock Option Plan to increase the number of shares available under the plan to 4,200,000; and

         3. To approve the adoption of the 1997 Consultant Stock Option Plan relating to 2,500,000 shares of Common Stock.

         Any shareholder giving a proxy has the right to attend the Special Meeting and vote his or her shares of Common Stock in person (thereby revoking any prior proxy) and also has the right to revoke a previously granted proxy at any time before it is exercised by written notice filed with the Secretary of the Company. Attendance at the Special Meeting will not, in itself, constitute revocation of a previously granted proxy.

         The Proxy Statement and the accompanying form of proxy and Notice of Meeting are being mailed on or about _______, 1997 to the Company's shareholders of the Record Date.

         In addition to solicitation by mail, officers, directors ("Directors") and employees of Panax may solicit proxies by telephone, telecopy and personal contact. All costs of solicitation, including printing and mailing of this Proxy Statement and accompanying materials, reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Company's Common Stock, and supplementary solicitations to submit proxies, if any, will be borne by Panax.

QUORUM AND VOTING REQUIREMENTS

         The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum.

         Approval of the proposal to amend the Company's Certification of Incorporation requires the affirmative vote of a majority of the shares of Common Stock outstanding. Abstentions and indications by brokers that they do not have authority to vote certain shares will have the effect of a negative vote on such proposal.

         Approval of each of the proposals to approve the amendment to the 1993 Stock Option Plan and to adopt the 1997 Consultant Stock Option Plan requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting. Abstentions will have the effect of negative votes, but if a broker indicates that it does not have authority to vote certain shares of Common Stock, those votes will not be considered as shares present and entitled to vote at the Special Meeting with respect to such matters and will not be counted toward the outcome of the vote.

                             PRINCIPAL SHAREHOLDERS


         The following table sets forth information with respect to the beneficial ownership of shares of Common Stock as of June 30, 1997, of each shareholder of Panax known to Panax to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, and all executive officers and Directors as a group. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other person. Under such rules, "beneficial ownership" includes shares as to which the undersigned has sole or shared voting power or investment power and shares which the undersigned has the right to acquire within 60 days of June 30, 1997 through the exercise of any stock option or warrant. Unless otherwise indicated, the named person has sole investment and voting power with respect to the shares set forth in the table.

                                   Number of Shares          Percentage of
Name and Address                   Beneficially Owned (1)    Outstanding Shares
----------------                   ------------------        ------------------

Taffy James Williams *             180,000(2)                 5.1%
Tanya Akimova *                    222,994(3)                 6.7%
All Directors and Executive
Officers as a Group (5persons)     782,995 (4)               21.2%


-------------------

*        His or her address is c/o Panax, 425 Park Avenue, New York, New York
         10022.

(1) Unless otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares beneficially owned by them.

(2) Includes 170,000 shares subject to options and 5,000 shares subject to warrants exercisable within 60 days of June 30, 1997.

(3) Includes 8,334 shares subject to options exercisable within 60 days of June 30, 1997 and 40,000 shares owned by her husband, as to which shares she disclaims beneficial ownership.

(4) Includes 183,334 shares subject to options and warrants exercisable within 60 days and 220,000 shares owned by spouses as to which beneficial ownership has been disclaimed and 60,000 shares owned by minor children.

                           FORWARD-LOOKING STATEMENTS


         CERTAIN STATEMENTS CONTAIN IN THE SECTIONS "PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION" AND "PROPOSED ACQUISITIONS" CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE COVERED BY THE SAFE HARBORS CREATED THEREBY. ALL SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INCLUDING STATEMENTS REGARDING THE FUTURE DEVELOPMENT OF PROPOSED DRUGS AND TECHNOLOGY WHICH RELATE TO THE PURGATIVE TABLET, THE CONSUMMATION OF THE ACQUISITIONS, THE DEVELOPMENT OF PHARMACEUTICAL DRUGS AND TECHNOLOGIES TO BE ACQUIRED AS A RESULT OF THE CORBEC OR SANGEN ACQUISITIONS, THE CONSUMMATION OF THE PROPOSED FINANCING, FUTURE LICENSING OR COLLABORATIVE ARRANGEMENTS AS TO SUCH DEVELOPMENT, AND THE ADEQUACY OF THE FINANCING AND AVAILABILITY OF FUTURE FINANCINGS BY THE COMPANY FOR DEVELOPMENT. MANY IMPORTANT FACTORS AFFECT THE COMPANY'S ABILITY TO ACHIEVE ITS STATED OBJECTIVES AND TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE ITS PRODUCTS CANDIDATES INCLUDING, AMONG OTHER THINGS, THE ABILITY TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDS, OBTAIN AND MAINTAIN ALL NECESSARY PATENTS OR LICENSES, DEMONSTRATE THE SAFETY AND EFFICACY OF PRODUCT CANDIDATES AT EACH STAGE OF DEVELOPMENT, MEET APPLICABLE REGULATORY STANDARDS AND RECEIVE REQUIRED REGULATORY APPROVALS, MEET OBLIGATIONS AND REQUIRED MILESTONES UNDER LICENSE AGREEMENTS, PRODUCE DRUG CANDIDATES IN COMMERCIAL QUANTITIES AT REASONABLE COSTS, COMPETE SUCCESSFULLY AGAINST OTHER PRODUCTS AND MARKET PRODUCTS IN A PROFITABLE MANNER. AS A RESULT, THERE CAN BE NO ASSURANCE THAT THE FORWARD LOOKING STATEMENTS INCLUDED IN THIS PROXY STATEMENT WILL PROVE TO BE ACCURATE. IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY PANAX OR ANY OTHER PERSON THAT THE OBJECTIVES AND PLANS OF PANAX WILL BE ACHIEVED IN ANY SPECIFIED TIME FRAME, IF AT ALL.

                        PROPOSAL TO AMEND THE COMPANY'S
                          CERTIFICATE OF INCORPORATION


         The Board of Directors of the Company has adopted, subject to shareholder approval, an amendment to the Company's Certificate of Incorporation, changing the name of the Company to "InKine Pharmaceuticals Inc.", increasing the authorized shares of Common Stock, par value at $.0001 per share, from 10,000,000 to 50,000,000 shares and authorizing a class of 5,000,000 shares of Preferred Stock, par value $.0001.

         The Board of Directors believes the amendment, if approved, will enhance the Company's efforts to change the focus of its operations from the discovery and development of new pharmaceutical compounds identified and isolated from plants located principally in the Commonwealth of Independent States to the acquisition and development of proprietary rights to pharmaceutical drug and platform technologies under development. In connection with this redirection, the Company has entered into and plans to seek to enter into agreements to acquire or license the proprietary rights to pharmaceutical products and technologies which the Company believes are promising candidates for commercially successful development. See "Proposed Acquisitions". To effect such acquisitions and licenses and to attract and retain the services of qualified persons to assist in their development and the location and evaluation of other promising compounds and technologies for possible acquisition or license, the Company in many instances will be required to issue to the owners or holders of such rights and to consultants and employees shares of capital stock or rights, options, or, warrants to acquire shares of capital stock of the Company in addition to cash payments.

         The authority of the Board of Directors to issue shares as a series of Preferred Stock having rights and privileges which can be geared by the Board to the interests or the needs or circumstances of potential sellers and or licensors will provide the Company with a flexibility which should prove helpful in consummating acquisitions or licenses. The Company's Certificate of Incorporation currently does not provide for a class of Preferred Stock. The Board of Directors also believes that the Company's current name is currently associated with the Company's plant product discovery activities. It believes that the adoption of a new name would be desirable.

         The Board accordingly has incorporated all three elements - the increase in the authorized shares of Common Stock, the authorization of a class of Preferred Stock and the change in the Company's corporate name into one proposal. A vote for the proposal is in effect a vote for all three proposed revisions; and a vote against or an abstention is in effect a vote against the adoption of all three proposed revisions.

COMMON STOCK

         As of June 30, 1997, the Company had outstanding 3,342,327 shares of Common Stock. In addition there was reserved for issuance: (i) 1,264,615 shares upon exercise of the outstanding Redeemable Common Stock Purchase Warrants which are currently exercisable on or prior to April 27, 1998 at $6.84 per share and which were issued along with shares of Common Stock as part of the Units constituting the Company's public offering on January 1995 (the "IPO Warrants"); (ii) 215,000 shares upon exercise of an option expiring January 2000 granted to the underwriter of the Company's initial public offering to purchase 107,500 Units at a price of $7.33 per Unit, each consisting of one share and one IPO Warrant; (iii) 320,000 shares upon exercise on or prior to October 2, 2000 of a warrant issued to a financial consultant at a price of $1.00 per share, (iv) 1,424,500 shares upon exercise of options outstanding under the Company's 1993 Stock Option Plan with the number of shares to be reserved under the Plan to increase to 4,200,000 shares if the proposed amendment to the 1993 Stock Option Plan is approved, and (v) 2,500,000 shares upon exercise of options to be granted under the 1997 Consultant Stock Option Plan if approved at this Meeting. See "Proposal to Approve Amendments to the 1993 Stock Option Plan"; "Proposal to Approve the Consultant Stock Option
Plan" and "Executive Compensation" for further information.

         If the proposals as to the Stock Option Plan and the Consultant Stock Option Plan are approved, there would be reserved for issuance an aggregate of 8,499,615 shares which when added to the outstanding shares could equal 11,841,942 shares. Such amount exceeds the currently authorized 10,000,000 shares of common Stock.

         Consummation of the proposed Sangen and CorBec acquisitions which would entail the Financing is expected to result in the issuance and reservation of additional shares of Common Stock which in the aggregate would range from 5,470,000 shares to 12,720,000 shares. See "Proposed Acquisitions" and "Price Range of Company's Common Stock".

PREFERRED STOCK

         The proposed amendment would authorize the Board of Directors of the Company, without action by the shareholders, to issue the shares of Preferred Stock in one or more series and, within certain limitations, to determine the voting rights (including the right to vote as a series on particular matters), preferences as to dividends and in liquidation, conversion, redemption and other rights of each such series. The Board of Directors could issue a series with rights more favorable with respect to dividends, liquidation and voting than those held by the holders of any class of Common Stock.

         The authority of the Board to issue the Preferred Stock could have the effect of discouraging attempts to obtain control of the Company by means of merger, tender offer, proxy contests or otherwise or could delay and make more costly any such attempt. The voting and conversion rights provided to such shares could adversely affect the voting power of the holders of Common Stock. There are presently no agreements or understandings, and the Board of Directors has no intention, to issue any shares of Preferred Stock.

CHANGE OF NAME

         The Board believes that in view of the change in the Company's focus the adoption of the name "InKine Pharmaceuticals, Inc." will be more descriptive of the Company's business and operations.

         A copy of the proposed amendment to the Certificate of Incorporation of the Company is set forth in Annex A.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                             PROPOSED ACQUISITIONS

SUMMARY

         The Company has entered into a letter of intent with each of Sangen Pharmaceutical Inc. ("Sangen") and CorBec Pharmaceuticals Inc. ("CorBec"), two privately held development stage pharmaceutical companies. The letters of intent contemplate the acquisitions by the Company of the outstanding capital stock of Sangen and of CorBec pursuant to acquisition agreements to be prepared and executed by the parties. The acquisitions would, among other things, be contingent of the Company effecting an equity financing of at least $8,000,000 (the "Financing").

         The acquisition of Sangen as contemplated by the related letter of intent would provide for the issuance to Dr. Leonard S. Jacob, Sangen's sole stockholder, officer and director of a ten year option to purchase the greater of 1,200,000 shares of Common Stock or 7 1/2% of the "Fully Diluted Capitalization" of the Company. Fully Diluted Capitalization means the sum of
(i) the shares sold and to be reserved in the Financing, (ii) the shares to be issued in the CorBec acquisition and to acquire the license for the proprietary rights to the Thrombospondin Technology (see "-Business of Sangen") (iv) other shares issued and outstanding on the date of the Sangen acquisition (the "Acquisition Date"), (v) shares reserved for issuance upon exercise of options granted pursuant to the Sangen and CorBec acquisition agreements and related consulting agreements and pursuant to consulting agreements with respect to the Company's purgative product license, (vii) all other shares reserved for issuance upon exercise of options and warrants outstanding on the Acquisition Date other than the Warrants (the "IPO Warrants") and the Unit Purchase Option issued to the underwriters of the initial public offering and (viii) shares issued after the Acquisition Date upon exercise of the IPO Warrants or the Unit Purchase Option. The option is to be exercisable as to $.61 per share with respect to 1,200,000 shares and at the fair market value of the Common Stock on the Acquisition Date with respect to the balance, if any. Dr. Jacob upon the acquisition is to enter into a three year employment agreement as Chief Executive Officer of the Company. The option is to provide that shares in excess of 300,000 shares, up to a maximum of 900,000, acquired by Dr. Jacob upon exercise may be repurchased by the Company at the exercise price in the event Dr. Jacobs has failed to fulfill his employment agreement obligations with the Company by either leaving the employ of the Company without "cause" or being terminated for "just cause", as defined, during the three year employment period; such right however to expire at the rate of 25,000 shares for each month he was employed under the Agreement. See "Executive Compensation."

         As its sole asset, Sangen has the rights to acquire by license the rights to the Thrombospondin Technology. If the acquisition was consummated, the license would require the Company to issue 125,000 shares of Common Stock, pay royalties and provide funding ranging from $400,000 to $800,000 for sponsored research and the Company would be obligated to engage the licensor as a consultant for two years at $50,000 per year.

         The acquisition of CorBec as contemplated by the related letter of intent would require the Company to pay the CorBec stockholders from $750,000 to $500,000 (depending on

CorBec's cash balance at closing) and issue to them 750,000 shares of Common Stock. Additional cash payments in the aggregate amount of $16,580,000, and additional issuances of an aggregate of 720,000 shares of Common Stock are to be made upon the achievement, if any, of the following milestones and targets:
(i) $500,000 and 180,000 shares upon the Company's receipt of a letter of approval from the United States Food and Drug Administration (the "FDA") allowing for the commercial sale of its drug currently under development ("CBP-101"); (ii) 80,000 shares following the first fiscal year net revenues from CBP-1011 sales equals or exceeds $20,000,000; (iii) $7,500,000 (payable in five equal annual installments) following the first fiscal year net revenues from CBP-1011 equals or exceeds $30,000,000; (iv) 180,000 shares following the first fiscal year net revenues from CBP-1011 sales equals or exceeds $40,000,000; (v) $500,000 and 30,000 shares upon the Company's filing of an Investigation of a New Drug Application ("IND") with the FDA with respect to a second generation compound (a "Second Drug"); (vi) $80,000 upon the successful completion of Phase II clinical trials with respect to a Second Drug; (viii) $500,000 and 130,000 shares upon receipt of a letter of approval from the FDA allowing for the commercial sale of a Second Drug; and (ix) $7,500,000 (payable in five equal annual installments) following the first fiscal year net revenues from the Second Drug equals or exceeds $75,000,000. In addition, the Company is to enter into three-year consulting agreements with Dr. Alan Schreiber, who is a CorBec stockholder and the inventor, and with the Chief Executive Officer of CorBec, providing for aggregate annual consulting fees of $150,000 during the first year, $170,000 during the second year and $185,000 during the third year, and for the grant to them of five year options to purchase at the market price on the date of the CorBec acquisition an aggregate of 170,000 shares of Common Stock which become exercisable in three equal annual installments. An option to purchase an additional 200,000 shares at the market price for the five year period following FDA approval, if any, of an IND and the commencement of clinical trials with respect to a third generation compound is also to be granted to Dr. Schreiber. The acquisition agreement is to also require the Company to fund up to $240,000 of sponsored research over the course of three years and at least $1,000,000 to fund clinical trials of the CBP-1011.

         To satisfy the condition as to Financing, the Company is presently attempting to effect a private placement involving an offering of shares of its Common Stock ranging from a minimum of 4,000,000 shares to a maximum of 8,000,000 shares of Common Stock, plus five year Warrants to purchase a number of additional shares ranging from 1,000,000 to 2,000,000 shares of Common Stock. In addition, if the offering is successfully consummated, the Placement Agents are to receive five year Warrants to purchase such number of shares of Common Stock as equals 10% or 12.5% of the sum of shares sold and the shares reserved for issuance with respect to the Warrants sold in the placement.

         As presently contemplated, the consummation of the acquisitions and the related Financing would require the issuance and reservation for issuance of from 5,470,000 to 12,720,000 shares of Common Stock in the aggregate; accordingly, the acquisitions could not be effected without an authorization of additional shares of Common Stock. Shareholder approval of the proposed Amendment to the Certificate of Incorporation therefore would have the effect of approving the acquisitions.

         The acquisitions are expected to be consummated immediately following or shortly after the Special Meeting of Shareholders if the proposal is approved. No assurance can be given that the proposed Financing will be successfully consummated and that the acquisitions will be effected. (A condition to the consummation of private placement is the simultaneous closing of the acquisitions).


BACKGROUND

         Dr. Jacob had been from 1989 to 1996 Chief Operating Officer of Magainin Pharmaceuticals Inc., ("Magainin"), a pharmaceutical development company of which he was a co-founder, and was responsible for setting its technical and operating strategy. Dr. Williams had been from 1992 until he joined the Company in 1995 Vice President of Research for Magainin. Since 1996 Dr. Jacob has been a consultant to various biotechnical companies. In May 1996, Dr. Jacob became a consultant to the Company.

         In November 1996, Dr. Jacob advised the Company that he had reached an understanding with Dr. George Tuzynski and Allegheny University of Health and Science ("AUHS") for a company (Sangen) to be formed by Dr. Jacob to acquire a world-wide exclusive license to the rights to the Thrombospondin Technology (see "-Business of Sangen") which they were developing and an understanding with two other co-inventors to have Sangen acquire their proprietary rights or a license to their proprietary rights to another pharmaceutical technology they had under development (the "Other Technology").

         Discussions were then held between Dr. Williams and Dr. Jacob as to Dr. Jacob's proposal that the Company enter into an agreement to acquire Sangen subject to Sangen having the rights to acquire the foregoing proprietary rights. On December 19, 1996 Dr. Williams presented the proposal to the Company's Board of Directors at its meeting. The Board then authorized its management to effect the acquisition subject to Sangen securing the rights to acquire the foregoing proprietary rights on the terms presented to the Board.

         On January 3, 1997 the Company entered into a letter of intent with Sangen with the understanding that the transaction will only proceed if Sangen reach an understanding with the holders of the foregoing proprietary rights on the terms outlined in the letter. The letter stated that the acquisitions would be subject among other things to the negotiation and execution of a definitive acquisition agreement and the Company securing an equity financing of at least $7,500,000. On January 20, 1997 Dr. Jacob advised the Company that he had entered into letters of intent with the holders of the proprietary rights to secure licenses as to both technologies and on January 21, 1997 the Company issued a press release advising of the letter of intent as to the proposed acquisition of Sangen and the proposed employment of Dr. Jacob as Chairman of the

Board and Chief Executive Officer of the Company and of Dr. Williams as Chief Operating Officer pursuant to long term employment agreements which were to be effective upon consummation of the acquisition.

         On May 7, 1997 the Company was advised by Dr. Jacob that Sangen had determined not to proceed with its proposed license arrangements with the co-inventors with respect to the Other Technology. The Executive Committee then met on the same day and determined that the Company was not interested in seeking the rights to the Other Technology from the proposed licensors but desired the Company to proceed with the proposed acquisition of Sangen for the consideration set forth in the January 3, 1997 letter of intent.

         In April 1997, Dr. Jacob referred to the Company CorBec as a company which might be interested in being acquired. Dr. Jacob had known the Chief Executive Officer of CorBec for several years. During the period from April 15, 1997 to May 7, 1997, the Chief Executive Officer of CorBec and Dr. Williams and Dr. Jacob held discussions as to the Company acquiring the business and capital stock of CorBec. The Company, through its Executive Committee, on May 7, 1997 approved the terms of the proposed acquisition of CorBec as presented to the Committee. On May 8, 1997 a letter of intent between the Company and CorBec as to the proposed acquisition of CorBec on the terms discussed with the Company's Executive Committee was executed. On May 8, 1997 the Company issued a press release disclosing the execution of the letter of intent as to CorBec and Sangen's determination not to proceed with the Other Technology license proposal.

         The acquisition agreements are currently being negotiated.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

         The Company believes that acquisitions of the proprietary rights to the drugs under development by CorBec and under the Thrombospondin License will materially enhance the Company's efforts to achieve commercial success in its recently adopted business goal to seek and acquire or license the proprietary rights to develop commercially promising pharmaceutical drugs and technology under development. The original focus of the Company in 1993 was the discovery and development of new pharmaceutical compounds identified and isolated from plants located principally in the Commonwealth of Independent States. The results of this activity have not been as originally anticipated, with no revenues having been generated and no compound discovered to date which appears to present a material opportunity for successful commercial development in the immediately foreseeable future. The Board of Directors believe that the drugs under development by CorBec and under the license to the Thrombospondin Technology present an opportunity to achieve commercial success in a shorter time period. The ownership of such rights is also expected to enhance the perception of the Company as a meaningful pharmaceutical development company and thereby help attract for acquisition or licensing proprietary rights to other promising drugs under development.

         The aggregate consideration to be paid for the Sangen and CorBec acquisitions was determined by arms-length negotiations between the Company and Dr. Jacob, the sole Sangen shareholder and between the Company and the management and principal shareholders of CorBec, none of whom is affiliated with the Company, Sangen, or Dr. Jacobs.

         In its determination, the Board also noted that a substantial portion of the consideration to be paid is in the form of options and that the contingent consideration of cash and stock issuances is dependent upon the achievement of certain milestones which if achieved should contribute value to the Company in excess of the amount paid. The Board also believes that securing the long term services under a long employment agreement of Dr. Jacob who has an impressive background and record in the acquisition for development and the development of pharmaceutical products will be of material benefit to the Company in the pursuit of its goals to acquire and develop commercially promising drug candidates.

         The Board, however, also noted that the issuances of the securities to effect the acquisitions and achieve the Financing will materially dilute the equity interests of the current shareholders, that the Company will be required to make material cash payments and incur substantial expenditures to effect the acquisitions and to attempt to develop the drugs, and that there is no assurance that any of the drugs under development or to be developed will be successfully developed or if successfully developed will prove commercially profitable for the Company.

         Furthermore, it is reasonable to expect that material developmental efforts will require the Company to seek additional funding or collaborative arrangements with other companies for the services and facilities needed to complete the development and to market the drug or drugs developed. No assurance can be given that such funding or collaborative arrangements can be successfully consummated on terms reasonably to the Company.

INTERESTS OF CERTAIN PERSONS WITH RESPECT TO THE PROPOSED ACQUISITIONS

         For his services in connection with originating and negotiating the Sangen and CorBec transactions, Dr. Williams was granted in January 1997 under the 1993 Stock Option Plan a ten-year option to purchase 500,000 shares of Common Stock or, if greater, such number of shares as equals 5% of the Fully Diluted Capitalization of the Company at the time the acquisitions are effected. The exercise price of the option as to the first 500,000 shares is $.61 per share and as to the balance, if any, of the shares will be the fair market value of Common Stock on the date of the acquisition of Sangen.

         Dr. Jacob, who had been engaged by the Company since May 1996 as a consultant received from the Company in connection with such engagement a ten-year option to purchase 15,000 shares of Common Stock under the Company's Common Stock Option Plan at a price of $1.25 per share. Dr. Jacob is to receive in consideration for his sale of the outstanding capital stock of Sangen an option to purchase 1,200,000 shares of Common Stock or, if greater, such number of shares of Common Stock as equals 7 1/2% of the Fully Diluted Capitalization of the Company. The exercise price of options as to 1,200,000 shares is $.61 per share and as to the balance, if any, of the shares is to be the fair market value of the Common Stock on the Acquisition Date.

         Upon consummation of the acquisitions, the Company is to enter into a long-term employment agreement with Dr. Jacob providing for his employment as Chairman of the Board and Chief Executive Officer of the Company and to amend its current employment agreement with Dr. Williams to provide for his long term employment as President and Chief Operating Officer of the Company. See "Executive Compensation" for the terms of the employment agreements.

THE PROPOSED ACQUISITION AGREEMENTS

         The letters of intent contemplate a stock purchase or merger agreement pursuant to which the outstanding capital stock of Sangen and of CorBec will be acquired by the Company or a subsidiary of the Company on the terms set forth under "Summary" above. Each agreement will provide that the acquisition will be subject to the satisfaction of a number of conditions, including (i) the consummation of the Financing, (ii) the absence of any material adverse change with respect to the technologies which are being acquired pursuant to the agreement or the commercialization prospects for the technology, (iii) the consummation of the acquisition of the other company (Sangen or CorBec, as the case may be), (iv) the receipt of certain opinions of counsel to the Company and to the acquiree and (v) the absence of any judicial or administrative order to restrain, enjoin or otherwise prevent the consummation of the acquisition.

         The CorBec acquisition agreement will also provide as a condition to the closing that all outstanding shares of Preferred Stock will be converted into shares of Common Stock of CorBec prior to the closing. The CorBec Agreement will also provide that the acquisition is to be closed by August 31, 1997

BUSINESS OF THE COMPANY

         The Company, organized in 1993, originally focused on the discovery and development of new pharmaceutical compounds isolated and identified from plants. To that end, the Company developed, and continues to maintain, an affiliation with a natural product isolation and synthetic chemistry laboratory at the Komarov Botanical Institute of the Russian Academy of Sciences in St. Petersburg, Russia (the "Komarov Institute"). In early 1996, Panax modified its strategy, reducing its natural product discovery activities and redirecting its principal efforts to expanding its pipeline of commercially viable pharmaceutical products by licensing or acquiring specifically-targeted products being developed for the treatment of certain diseases. In late 1996, Panax began the transition of the focus of its core chemistry group into a fee-for-services business and the provision of low-cost medicinal chemistry services in support of Panax's future development of any newly-licensed or acquired technologies. Revenues from such activity through March 31, 1997 have been minimal.

         At least for the near term, the Company intends to maintain its affiliation with the Komarov Institute and continue, although on a more limited basis if the acquisitions of Sangen and CorBec are consummated, its natural product discovery activities. The Company believes that the agreement with the Komarov Institute permits a more limited participation at the option of the Company.

         The Company in February 1997 entered into an exclusive world-wide license agreement with ALW Partnership ("ALW") consisting of Craig Aronchick, M.D., Scott H. Wright, M.D. and William H. Lipshutz, M.D. to develop, use, market, sell, manufacture, have manufactured and sub-license in the field of colonic purgatives or laxatives a solid dosage form of sodium phosphate salt for use as a colonic purgative or laxative (the "Purgative Product") along with ALW's body of proprietary, technology information, trade secrets and know-how relating thereto. Panax's rights under the ALW License automatically extend to improvements developed by Panax and/or ALW which are derivative of the Purgative Product, Panax also has a right of first refusal with respect to any new products which relate to the field of use of the Product but which are not derivative of the Purgative Product.

         A Phase IIb clinical study was completed by Dr. Aronchick, Head of the Endoscopy Unit at Pennsylvania Hospital and Associate Professor of Medicine at Jefferson Medical College, and his colleagues. Dr. Aronchick serves as a consultant to the Company and is a member of its Scientific Advisory Board. The study enrolled 342 patients undergoing colonoscopy who were randomized to one of three purgative methods (Colyte, Fleet's Phospho-soda or sodium phosphate tablets). All three preparations in this study showed equal efficacy with respect to the quality of bowel surface cleansing. Over 10% of patients taking liquid Colyte and over 40% of patients taking liquid Fleets Phospho-soda found the taste unacceptable. Colyte and Fleet's Phospho-soda resulted in moderate to severe vomiting in 6% of the patients taking a liquid preparation compared to none taking the Purgative Product. All patients taking the Company's sodium phosphate tablets found the pills to have no taste or a pleasant taste. Almost all patients who took the Purgative Product during this study, and who had previously had liquid Colyte or liquid Fleet's Phospho-soda for prior colonoscopies, preferred the tablets for future colonoscopies. The Company intends to submit an IND to the FDA and expand on these clinical findings by conducting a multi-center Phase III pivotal clinical trial. It is anticipated, although there can be no assurance, that this confirmatory clinical trial could begin in the fourth quarter of 1997 and be completed in 1998.

         A U.S. patent as to the Purgative Product (covering any solid form of administration of sodium phosphate for use as a colonic cleansing agent or as a laxative) was issued on April 1, 1997. Patents on the Purgative Product are pending in Europe, Japan, and Canada. To expand its product lines under the ALW License, Panax recently filed a patent application covering alternative salt mixtures which may be utilized in place of the sodium phosphate formulation used in the Purgative Product.

         Panax paid ALW $100,000 upon execution of the ALW License in February 1997 and is obligated, to pay ALW an additional $150,000 subject to and upon consummation of a $2,000,000 financing (which will occur in its Financing if successfully concluded). Pursuant to the ALW License and three-year consulting agreements with the partners of ALW, additional cash payments of royalties and options to purchase shares of Common Stock are to be made as follows: (i) $250,000 upon the Company's receipt of a New Drug Application (NDA) with the FDA of any product under the ALW License; (ii) royalties of: (a) 2% on the first $5,000,000 in net sales of the Purgative Product; (b) 4% on net sales of the Purgative Product above $5,000,000 and up to $10,000,000; and (c) 6% on net sales of the Purgative Product above $10,000,000, provided that after the February 2003, in order to maintain exclusivity of the licensed rights, the Company must make minimum annual payments to the ALW of $100,000; and (iii) options exercisable at $.61 per share to purchase an aggregate of (a) 250,000 shares during the period commencing on the date of the consummation of the $2,000,000 financing and ending February 14, 2007; (b) 250,000 shares during the period commencing with the first sale of any product under the ALW License and ending the later of February 14, 2007 or the earlier of the third anniversary of the first sale or February 14, 2010 and (c) 250,000 shares during the period which commences with the first day following the first fiscal year which net sales of all products under the ALW License exceeds $20,000,000 but no later than February 14, 2010. The Company is also to fund at least $1,000,000 of additional research over the course of two years commencing with the consummation of the financing.

         The options were granted under the 1997 Consultant Stock Option Plan. If the Plan is not approved, the options will remain outstanding and the Company is obligated to register under the Securities Act of 1933, as amended, the shares subject to the options on a Form S-8 Registration Statement.

         The ALW License is terminable by ALW if the Company (i) fails to commit at least $1,000,000 of funding to the development of the Purgative Product for the first two years following consummation of the $2,000,000 financing, (ii) has not paid royalties by February 2003 of at least $100,000 per year, (iii) has failed to conclude the $2,000,000 financing by November 14, 1997 or (iv) if no commercial sales of the product or "improvement" as defined have commenced by February 2005.

         No assurances can be given that the Company will have sufficient funding to permit the full development of the Purgative Product, that the Purgative Product will be fully developed, that the required approvals from the FDA and other regulatory bodies will be obtained or that if developed and approvals are obtained that the Product will prove commercially profitable for the Company or that the issued patents or those that are obtained will provide the Company with adequate protection.

         Chemical Libraries and Chemical Services. Panax historically has been engaged in the discovery and development of new pharmaceutical compounds identified in and isolated from plants. Panax had taken an ethnobotanical approach to the study of plants which is supplemented by natural product chemistry and synthetic medicinal chemistry.

         Many of the plants targeted by Panax are indigenous to Russia and other states of the Commonwealth of Independent States. Panax's drug discovery efforts have been and continue to be fostered by an exclusive long term agreement with the world renowned Komarov Institute.

         Panax has laboratory space and facilities for natural product isolation and synthetic chemistry at its Chemical Services Division at the Komarov Institute. Routinely, as many as 20 chemists work on chemistry projects for Panax. Costs of this program since 1994 have been less than $250,000 per year which includes payments to the Komarov Institute and Russian personnel, and the costs of materials and leased facilities associated with the medicinal chemistry program.

         In late 1996, Panax began to transition its Chemical Services Division to a fee-for-services business. The group has collected a library of over 30,000 pure compounds and numerous natural products to which Panax has certain rights and has implemented a sales strategy which includes providing third parties access to the library and custom chemistry. The program was established to generate revenues and provide low cost medicinal, synthetic and combinatorial chemistry, as well as natural product isolation work, in support of future discovery activities around new receptors or novel research programs brought to Panax from external sources. The Company intends to evaluate the Chemical Services Division on a regular basis to determine whether to enhance, adjust or terminate the program. Revenues from these activities have been minimal to date.

         Legal Proceedings. The Company is not a party to any material legal proceedings.

         Facilities. The Company's offices which are located at 425 Park Avenue, 27th floor, New York, New York, 10022 are occupied pursuant to a sublease expiring April 2000 which provides for an annual rent of $193,500, plus insurance, taxes and maintenance. As soon as practicable following the closing of the acquisition, the Company plans to relocate to the Philadelphia, Pennsylvania area. The Company has hired a consultant to assist the Company in being released from its obligations under its current sublease. See "Certain Transactions."

         The Company also leases laboratory space and facilities at its Chemical Services Division at the Komarov Institute in St. Petersburg, Russia which makes available chemists to perform services on the Company's medicinal, synthetic and combinatorial chemistry as well as its natural product isolation work.

         Employees. As of June 30, 1997, Panax employed three persons, two of whom are executive officers.

BUSINESS OF CORBEC

         Founded in 1993 by Hillman Medical Ventures to discover and develop pharmaceuticals designed to modulate the immune system by manipulating macrophage and mast cell function, CorBec has focused on developing treatments in three therapeutic areas: autoimmune disease, serious infections and asthma/allergy. The therapeutic agents which have traditionally constituted the mainstay for the treatment of autoimmune disorders are glucocorticoid hormones (typically prednisone), which inhibit macrophage Fc receptor expression but which must be administered in high dosages and/or for extended periods of time and which are accompanied by substantial side effects, including exacerbation of diabetes, hypertension, electrolyte imbalance, weight gain, osteoporosis and increased susceptibility to infection. In the case of idiopathic thrombocytopenia purpura (ITP) and autoimmune disease, from which over 100,000 patients in the United States suffer, most patients relapse after glucocorticoid treatment is tapered, and in a majority of such cases, surgical removal of the spleen is ultimately required. The CorBec technology, developed under the guidance of Alan D. Schreiber, M.D., Professor of Medicine and Assistant Dean for Research at the University of Pennsylvania School of Medicine, consists of progesterone derivatives which do not have the toxic side effects of glucocorticoid hormone treatments and which also do not have the potentially undesirable sex-organ hormonal effects normally associated with traditional progesterone and other sex hormone treatments.

         The most advanced product in the family of compounds comprising the CorBec technology is CBP-1011, a potential ITP treatment. CorBec also is in an early stage of development of CBP-2011/2012, a second generation compound of CBP-1011. CBP-1011 is an orally administered steroid analog, demonstrating steroid-like properties but without the side-effect profile commonly associated with steroids. Clinical testing to date suggests that CBP-1011 is safe and effective in the treatment of patients with ITP. After a meeting with the FDA in September 1996, Phase III pivotal trials were initiated at 15 sites in the United States. There can be no assurance, however, that the Phase III clinical trials of CBP-1011 will be successful, that, even if such trials are successful, CBP-1011 will be approved by the FDA, or that, even if it is so approved, the Company will be able obtain and maintain orphan drug protection with respect to the compound and successfully market it.

         The development activities are being performed under a research agreement with the University of Pennsylvania, which has granted CorBec pursuant to a license agreement the exclusive world-wide rights to make, have made, use and sell the technology and products developed subject to the right of non-profit organizations to use the products solely for education or research purposes. The license with respect to the licensed compounds comprising the CorBec Technology (the "CorBec License") may be terminated by the licensor if the Company has not, by June 1998, (i) submitted a product to the FDA for approval, (ii) offered a product for sale, either directly or through a sublicensee, or (iii) made continuing reasonable efforts to develop a product for submission for FDA approval or for sale. The CorBec License may also be terminated if the Company fails to make minimum annual royalty payments of $50,000 during 1998 and 1999 and $100,000 thereafter.

         CorBec does not have any employees or facilities. Its managerial and administrative activities are performed by part-time consultants. Its executive offices are maintained under a fee arrangement with, and in the offices of, Hillman Medical Ventures in West Conshocken, Pennsylvania.

         The Company has been advised by CorBec that CorBec is not a party to any material legal proceeding.

BUSINESS OF SANGEN

         Sangen was incorporated by Dr. Jacob, its sole shareholder, executive officer and director, in January, 1997. Its sole asset is its right to acquire a world-wide exclusive license to develop, manufacture, sell, have manufactured or sub-license the technology for inhibition and prevention of tumor metastasis, specifically certain peptides invented by, and a murine polyclonal antibody developed by, Dr. George Tuszynski, Professor of Surgery, Medicine and Pathology at the Allegheny University of Health Science (AUHS) and his laboratory at AUHS and the Thrombospondin-1 ("TSP-1") receptor (collectively the "Thrombospondin Technology").

         TSP-1 is a large glycopeptide secreted by platelets and synthesized by many cell types including tumor cells. The Company believes that when TSP-1 binds to its receptor, tumor cell adhesion and metastasis are promoted. From this discovery, Dr. Tuszynski invented a series of peptide molecules, and a patent for the molecules has been allowed in the United States. These molecules have in preclinical studies significantly reduced metastasis of a mouse tumor cell line and a human tumor cell line when injected into athymic mice. Preclinical testing is to be conducted to determine if the pharmacokinetics and safety profile warrant the introduction of this molecule into humans.

         The murine polyclonal antibody against the TSP-1 receptor was also shown to prevent or significantly reduce metastasis in athymic mice in preliminary studies. A patent application has been filed in the United States with respect to this polyclonal antibody. Plans include the making of a humanized monoclonal antibody and the exploration of its clinical utility. Dr. Tuszynski has identified a hexapeptide structure which appears to prevent the spread of human tumors in animals by blocking the TSP-1 receptor.

         No assurance can be given that further studies will indicate the use of the Thrombospondin Technology will prove to be successful in the inhibition of metastases, that if the acquisition is effective the Company will be successful in the development of commercially or profitable pharmaceutical products from such technology or that the funds or collaboration arrangement required for such development will be available to the Company on reasonable terms.

         The Company has been advised by Sangen of a possible claim against Sangen for damages by two individuals who have asserted that Sangen breached an obligation to enter into an agreement with them to acquire a license to the Other Technology. See "--Background". Sangen has advised the Company that it believes that any such claim is without merit.

PROPOSED FINANCING

         The proposed Financing which is a condition to the closing of the CorBec and Sangen acquisitions and which, if effected, will also satisfy one of the conditions for the continuation of the ALW License is currently being attempted in the form of a private offering exempt from registration under the Securities Act of 1933, as amended (the "Act"), by virtue of Rule 506 under Regulation D of the Act. The offering is in the form of Units consisting of shares of Common Stock and five year warrants to purchase additional shares of Common Stock, with each Unit presently intended to consist of 125,000 shares and warrants to purchase 25,000 additional shares. It is also presently intended that the offering will be subject to the sale by the end of the offering period of a minimum of 32 Units to yield gross proceeds of at least $8,000,000. An additional 32 Units are also being offered at a gross offering price of up to an additional $8,000,000. If the offering is successfully consummated, the Placement Agents are to receive in addition to cash commissions of up to 7% of the gross proceeds and an expense allowance, warrants to purchase 10% (or 12% if all the Units are sold) of the number of shares of Common Stock sold and the number of shares subject to the warrants included in the Units sold. Accordingly, if successfully consummated on the foregoing terms, the Company would be required to issue from 4,000,000 to 8,000,000 shares and would be required to reserve for issuance with respect to the Warrants included in the Units sold and the warrants to be issued to the Placement Agents from 1,500,000 to 3,250,000 additional shares.

         No assurance can be given that the Financing or any other financing will be successfully consummated or, if successfully consummated, that it will be consummated on the foregoing terms or that the Company will not be required to issue and reserve for issuance a materially larger number of shares of Common Stock than discussed above. Furthermore, it is highly likely that even if the Financing is successfully consummated and the acquisitions condition is satisfied, the Company will require additional financing to adequately fund the proposed development of the technology and drug candidates which are to be acquired with the CorBec and Sangen acquisitions.

POSSIBLE CHANGE OF CONTROL.

         If the CorBec and Sangen acquisitions are effected, there will be changes in the Board of Directors and officers of the Company. The Board currently consists of five members - Dr. Taffy J. Williams, Chairman and Chief Executive Officer; Dr. Tanya Akimova, Vice President, Research Administration; Mr. J.R. LeShufy, Vice President, Investor Relations, Mr. Bernard Nagelberg, Vice President, Finances and Dr. Leonid Shpilenya, Vice President, Russia Operations. The Board was reduced in February 1997 from eight members as a result of the resignations in February 1997 of Dr. Armen L. Takhtajan, Chairman of the Board and Mr. Norman Eisner, Vice President, Chief Financial Officer, Treasurer and Secretary from their positions as officers and directors and Mr. David Zaretsky from his position as director of the Company.

         In view of their recognition that the Board of Directors should reflect the principal focus of the Company's efforts and at the same time not be unwieldy because of its size, Dr. Akimova who is involved in Company's activities involving securing low cost medicinal chemistry service contracts, and Dr. Shpilenya, who is involved in the natural product discovery activities, have advised the Company that if the acquisitions are successfully consummated they will resign as directors of the Company. Mr. Bernard Nagelberg who has no business experience in the pharmaceutical drug development business other than through his association with the Company has advised the Company that for the same reasons he would resign as an officer and director if the acquisitions were effected. Dr. Jacob will then be appointed as Chairman of the Board and Chief Executive Officer, Dr. Williams will remain as President and become Chief Operating Officer, and Jerry Weisbach, Ph.D and Mr. Thomas Stagnaro will be appointed as directors.

         Dr. Jacob, age 48, the President and Chief Executive Officer of Sangen, has been since June 1996 a consultant to various biotechnology companies. From 1989 to 1996, Dr. Jacob, as a co-founder of Magainin Pharmaceuticals Inc., was employed as Chief Operating Officer and was responsible for setting Magainin's technical and operational strategy. From 1980 to 1988, Dr. Jacob was employed by SmithKline and French Laboratories where he served as Worldwide Vice President and a member of SmithKline Beacham's Corporate Management Committee. Dr. Jacob had responsibility for 500 physicians, scientists and other technical personnel and managed a budget of $50 million per year. Under his leadership, 17 IND's were successfully submitted and 4 NDA's were approved. Dr. Jacob received his medical degree from the Medical College of Pennsylvania and his Ph.D. in molecular pharmacology from the Temple University School of Medicine. He is an elected member of Alpha Omega Alpha, the National Medical Honor Society. Dr. Jacob has served on the Board of Directors of Endorex Pharmaceutical Corp., MacroMed Corp. and Orasomal Technologies, Inc. He also serves on the Board of Directors of AUHS where he is an Adjunct Professor.

         Jerry Weisbach, Ph.D, age 63, is a former Vice President of the Warner Lambert Company and President of its Pharmaceutical Research Division, where, from 1979 to 1987, he was responsible for all pharmaceutical research and development activities of that company. Prior to joining Warner Lambert in 1979, Dr. Weisbach was employed at SmithKline and French Laboratories from 1960 to 1979, where he was Vice President, Research from 1977 to 1979. From 1988 to 1994, he was Director of Technology Transfer at the Rockefeller University. Currently, Dr. Weisbach is a member of the Board of Directors at Hybridon, Neose Technologies, Cima Labs, Xytronics and Synthon. He also consults in the area of licensing and technology and serves on a number of scientific advisory boards. Dr. Weisbach received his Ph.D. in Organic Chemistry from Harvard University.

         Mr. Stagnaro currently serves as President and Chief Executive Officer of 3-Dimensional Pharmaceuticals, Inc. Where he has been instrumental in securing financing and obtaining significant cororate partnerships. Prior to that Mr. Stagnaro was the President and Chief Executive Officer of Univax Biologics where he was responsible for numerous financings and successfully completed three corporate partnerships. In 1995, under the direction of Mr. Stagnaro, Univax was sold to NABI. Mr. Stagnaro also serves as Chairman of the Board of CARB (Center for Advanced Research in Biotechnology) and is a member of the Board of Directors of US Biomaterials and the Maryland Biotechnology Institute.

         See "Executive Compensation" for information as to the proposed employment agreements with Drs. Williams and Jacob.

                     PRICE RANGE OF COMPANY'S COMMON STOCK


         Panax's Common Stock has traded on the Nasdaq since January 1995. The following table sets forth by fiscal quarter the range on the Nasdaq of high and low closing bid prices of the outstanding Common Stock of Panax for the period from April 1, 1996 through June 30, 1997.


       Period                         Low                   High
       ------                         ---                   ----


4/1/96 - 6/30/96                      $.72                  $1.63
7/1/96 - 9/30/96                       .50                    .875
10/1/96 - 12/31/96                     .44                    .69
1/1/97 - 3/31/97                       .63                   3.25
4/1/97 - 6/30/97                      1.75                   2.72


         Dividend Policy. Panax has not paid cash dividends on its Common Stock since its inception and does not intend to pay any dividends on its Common Stock in the foreseeable future.

                    PROPOSAL TO APPROVE THE AMENDMENT TO THE

                             1993 STOCK OPTION PLAN


GENERAL

         Shareholders are being asked to approve an amendment to the Company's 1993 Stock Option Plan, which as amended in December 1996 relates to 800,000 shares of Common Stock, (the "1993 Plan") to increase to 4,200,000 the number of shares subject to the 1993 Plan. The following description of the 1993 Plan is qualified in its entirety by reference to the 1993 Plan, a copy of which is attached as Annex B.

         As of June 30, 1997 options with respect to 30,700 shares have been exercised and options with respect to 1,424,500 shares are outstanding, including options with respect to 624,500 shares which have been granted subject to the approval by the shareholders of the Company of the proposed amendment (the "Subject-to Options"). See "Executive Compensation" and "Proposal to Amend the Company's Certificate of Incorporation." The closing price of a share of Common Stock on the Nasdaq SmallCap Market on July 27, 1997 was $2.09375.

         The Subject-to Options were granted to the extent of 224,500 shares to Dr. Williams and to the extent of 400,000 shares to Amercom Funding Ltd. ("Amercom") as a consultant. See "Proposed Acquisitions - Summary" and "Executive Compensation" for terms of the options. In the event that the proposal is not approved at this meeting, the Company plans to amend the Subject-to Options granted to Amercom to permit their exercise upon the filing and effectiveness of a registration statement on Form S-8 registering the options under the Securities Act of 1933. As to the Subject-to Options granted to Dr. Williams, the Company, in such event, plans to submit the proposal to the next meeting of shareholder for approval. The Company, however, plans to make available for his Subject-to-Options such additional shares as become available under the Plan as a result of the termination or cancellation of previously granted options

         The 1993 Plan provides for the grant of options to purchase Common Stock to Directors of the Company, employees of the Company or its subsidiaries and non-employee consultants and advisors who render bona fide services to the Company or its subsidiaries. Options granted under the 1993 Plan may be incentive stock options (as defined in the Code) or non-qualified stock options.

         The Board of Directors believes that the Company's future success depends upon its ability to attract and retain the highest caliber personnel and to use their capabilities to the fullest extent possible by encouraging their dedication to the Company's interest and welfare through an opportunity to acquire a proprietary interest in the Company. The Board believes that one of the best ways to provide such opportunities is by means of stock options granted under the 1993 Plan.

ADMINISTRATION AND SUMMARY OF THE 1993 PLAN

         The 1993 Plan is administered by the Board of Directors or a committee appointed and maintained by the Board (the "Plan Administrator"), which must consist of at least three members who shall serve at the pleasure of the Board. The Plan Administrator currently is a Committee consisting of Dr. Taffy James Williams and Messrs. Bernard Nagelberg and J.R. LeShufy, current officers and Directors of the Company. If the proposed CorBec and Sangen acquisitions are consummated, the Board will reconstitute the Committee to include Dr. Weisbach and Mr. Sangaro. See "Proposal to Amend the Company's Certificate of Incorporation.

         The Board or the Plan Administrator has full power and authority: (i) to designate participants; (ii) to designate Options or any portion thereof as ISOs; (iii) to determine the terms and provisions of respective Option Agreements (which need not be identical) including, but not limited to, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture;
(iv) to accelerate the right of an optionee to exercise in whole or in part any previously granted Option; and (v) to interpret the provisions and supervise the administration of the Plan.

         The Board or the Plan Administrator also has the authority to grant Options in its discretion to the holder of an outstanding Option, in addition to or in exchange for the surrender and cancellation of the outstanding Option, which additional or new Option may have a purchase price lower than provided in the outstanding Option and containing such other terms and conditions as the Board or the Plan Administrator may prescribe in accordance with the provisions of the Plan.

         All decisions and selections made by the Board or the Plan Administrator pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board or Plan Administrator shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or Plan Administrator relating to any Option to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

         The purchase price of each share subject to an ISO shall not be less than 100% (or 110%, if at the time of grant the optionee owns, directly or indirectly, more than 10% of the combined voting power of all classes of stock of the Company or of any subsidiary of the Company) of the Fair Market Value of such share (as defined in the 1993 Plan) on the date the ISO is granted. The purchase price of each share subject to an Option or any portion thereof which is not designated by the Board or Committee as an ISO shall not be less than the Fair Market Value of such share on the date the Option is granted or the par value of the Company's Stock.

         The Fair Market Value of a share shall be the closing sales price on the date of grant of the Common Stock on a national securities exchange or, if not listed on an exchange, on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, the average closing sales price for such period immediately preceding the date of grant as the Board or the Plan Administrator deems reasonable in the circumstances giving consideration to the volume of trading in the shares. If the shares are traded in the over-the-counter market but not listed or admitted on NASDAQ, the Fair Market Value shall be the mean between the high bid and low-asked prices as quoted by the National Quotation Bureau, Inc. on the OTC Bulletin Board for such date or period.

         The option price shall be payable upon the exercise of the Option in cash, by check, or, at the option of the Board or the Committee, in shares of the Company's stock (valued at their Fair Market Value) or other form satisfactory to the Board or the Committee. The proceeds of the sale of the Stock subject to an Option are to be added to the general funds of the Company and used for its corporate purposes.

         The Option Agreement sets forth the terms of the Option, including the period during which it must be exercised, except that no Option may be exercisable after the expiration of 10 years from the date of grant or, if granted to a person who owns more than 10% of the voting stock of the Company at the time of grant, after the expiration of five years from the date of grant.

         Options granted under the Plan shall not be transferable by optionees other than by will or the laws of descent and distribution, and during an optionee's lifetime shall be exercisable only by that optionee.

         Options granted to the Company's employees or directors may not be exercised after the termination of the term of employment of the employee or, if the optionee is a non-employee director, after service as a director, unless
(i) prior to the date of termination of employment or service, the Board or the Plan Administrator authorizes, in the relevant Option Agreement or otherwise, an extension of the term of all or part of the Option beyond the date of such termination for a period not to exceed the period during which the Option by its terms would otherwise have been exercisable, (ii) termination of employment of the optionee is without cause, in which event any Option still in force and unexpired may be exercised within a period of 90 days from the date of such termination, but only with respect to the number of shares purchasable at the time of such termination, or (iii) termination is the result of death or disability, in which event any Option still in force and unexpired may be exercised in whole or in part without regard to the installment exercise provisions of the Option, within a period designated in the Option Agreement, but not less than 60 days from the date of termination. An Option held by a consultant or advisor may by its terms permit its exercise beyond the date of the consultancy period but not beyond the term of that option. An Option held by a non-employee consultant or advisor which is still in force and unexpired on the date of such person's death may be exercised by such person's legal representative in whole or in part without regard to the installment exercise provisions of the Option, within a period designated in the Option Agreement, but not less than 60 days from the date of death.

         Optionees are protected against dilution, and appropriate changes will be made to the aggregate number and kind of shares available under the 1993 Plan and those subject to each outstanding option and to the exercise prices, in the event of a stock dividend, recapitalization, stock split, merger, consolidation, combination, exchange of shares or the like.

         The Board of Directors may, from time to time, adopt amendments to the 1993 Plan. The 1993 Plan may be suspended or terminated at any time by the Board, but such action shall not affect options previously granted. In the event an option, for any reason, expires or terminates unexercised, the shares subject to such option may again become available for option under the 1993 Plan. Unless sooner terminated, the 1993 Plan will terminate in February 2003 after which no further options will be granted under the 1993 Plan, but outstanding options at the date of termination will not be canceled by such termination.

FEDERAL INCOME TAX TREATMENT

         Non-Qualified Stock Options

         The following is a general summary of the federal income tax consequences under current tax law of non-qualified stock options
("Non-Qualified Options"). This summary does not purport to cover all of the special rules, including the state or local income or other tax consequences, inherent in the ownership and exercise of Non-Qualified Options and the ownership and disposition of the underlying shares.

         An individual who receives a Non-Qualified Option will not recognize any taxable income upon the grant of such Non-Qualified Option. In general, upon exercise of a Non-Qualified Option, an individual will recognize ordinary income in an amount equal to the excess (at the time of exercise) of the fair market value of the shares of Common Stock received over the aggregate exercise price. However, if the individual is an executive officer or Director of the Company or the beneficial owner of more than ten percent of any class of equity securities of the Company, the timing of recognition of income (and the determination of the amount thereof) under certain circumstances possibly may be deferred for a period following the exercise of a Non-Qualified Option (the "Deferral Period"), unless the individual files a written election with the IRS, within 30 days after the date of exercise, to include in income the excess (on the date of exercise) of the fair market value of the shares of Common Stock received over the aggregate exercise price.

         An individual's tax basis in the shares of Common Stock received upon the exercise of a Non-Qualified Option for cash paid on exercise, plus the amount of ordinary income recognized by the optionee upon the exercise of such option. The holding period for such shares would begin just after the receipt of such shares or, in the case of an executive officer, Director or beneficial owner of more than ten percent of any class of equity securities of the Company, just after the expiration of the Deferral Period, if any (unless the individual elected to be taxed as of the date of exercise). A deduction for federal income tax purposes will be allowed to the Company in an amount equal to the ordinary income included by the optionee, provided that such deduction constitutes an ordinary and necessary business expense to the Company and is reasonable in amount and the limitations of Section 162(m) of the Code do not apply.

         If an individual exercises a Non-Qualified Option by delivering other shares of Common Stock, the individual will not recognize gain or loss with respect to the exchanged shares, even if their then fair market value is different from the individual's tax basis in such shares. The individual, however, will be taxed as described above with respect to the exercise of the Non-Qualified Option as if the individual had paid the exercise price in cash, and the Company generally will be entitled to an equivalent tax deduction. Provided the individual receives a separate identifiable stock certificate therefor, the individual's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to the individual's tax basis in the shares surrendered and the individual's holding period for such number of shares received will include the individual's holding period for the shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a Non-Qualified Option paid for, in whole or in part, with shares of Common Stock will be the same as if the individual had exercised the Non-Qualified Option solely for cash.

         Incentive Stock Options

         The following is a general summary of the federal income tax consequences under current tax law of incentive stock options. It does not purport to cover all of the special rules, including special rules relating to optionees subject to Section 16(b) of the Exchange Act, and the exercise of an option with previously acquired shares or the state or local income or other tax consequences inherent in the ownership and exercise of incentive stock options and the ownership and disposition of the underlying shares.

         An optionee will not recognize taxable income for federal income tax purposes upon the grant of an incentive stock option. In the case of an incentive stock option, no taxable income is recognized upon exercise of the option. If the optionee disposes of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option more than two years after the date of grant and more than one year after the transfer of the shares of Common Stock to the optionee, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a compensation deduction. However, if the optionee fails to hold such shares of Common Stock for the required period, the optionee would realize ordinary income on the excess of the fair market value of the Common Stock at the time the option was exercised over the exercise price (with the balance, if any, being long-term capital gain, provided that the holding period for the shares exceeded one year and the optionee held such shares as a capital asset at such time), and the Company will generally be entitled to deduct such amount, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable in amount and the limitations of Section 162(m) of the Code do not apply. In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an incentive stock option, the excess of the fair market value of the shares over the exercise price thereof is a tax preference item. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to the incentive stock option preference (and other deferral preferences) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent it is not used, it is carried forward.

         Section 162(m)

         Section 162(m) of the Code precludes a public corporation from taking a tax deduction for certain compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid executive officers. This limitation, however, does not apply to certain performance-based compensation. Under Section 162(m) of the Code and the regulations adopted by the IRS to implement such section, the Company believes that any compensation expense derived from the exercise of stock options granted under and pursuant to the 1993 Plan will be deductible by the Company for federal income tax purposes to an exemption for performance-based plans.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN.

                            PROPOSAL TO APPROVE THE

                       1997 CONSULTANT STOCK OPTION PLAN

GENERAL

         The Board of Directors has adopted, subject to approval of the shareholders, the 1997 Consultant Stock Option Plan, a copy of which is attached hereto as Annex C (the "Consultant Plan"). The Consultant Plan provides for the grant to non-employee consultants and advisors to the Company and its subsidiaries, of options to acquire up to 2,500,000 shares of Common Stock.

         As of June 30, 1997, options were granted to consultants to purchase an aggregate of 750,000 shares subject to the approval of the Consultant Plan at this Meeting in connection with the Purgative Product License entered into in February 1997. The options were granted to the co-Licensors of the Purgative Product - for 450,000 shares to Dr. Craig Aronchik and 150,000 shares to each of Dr. Scott Wright and Dr. William Lipshutz. See "Proposed Acquisitions Business of the Company." In addition, the Company has agreed to grant options under the Consultant Plan with respect to an additional 820,000 shares under the Plan upon consummation of proposed acquisitions. See "Proposed Acquisitions
- Business of CorBec" and "- Business of Sangen".

         In view of the Company's limited resources and the desirability of attracting and motivating qualified scientific, technical and professional persons who are available only on a part time basis to provide their technical and professional advice to the Company, the Company believes that a separate option plan dedicated to consultants and advisors will prove helpful in attracting and rewarding such persons.

         The terms and administration of the Consultant Plan are materially the same as those of the 1993 Stock Option Plan except that (i) the exercise price of the options shall be determined by the Board or the Plan Administrator subject to the only limitation that it may not be less than par value and (ii) under the current provisions of the Internal Revenue Code, options granted under the Consultant Plan under current provisions of the Internal Revenue Code cannot qualify as an ISO.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPANY'S 1997 CONSULTANT STOCK OPTION PLAN.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued by the Company during the fiscal years ended June 30, 1997, 1996 and 1995 to the Company's Chief Executive Officer and President (and the only other executive officer who received compensation in excess of $100,000 during any of the three years).

                                                     Annual Compensation

                                    Year    Salary         Bonus       Other Compensation        Securities
                                                                                                 Underlying Options

Taffy James Williams,               1997   $185,000       $22,500          $                       540,000(3)
President and CEO(1)                1996    165,833         8,250           16,600(2)               60,000
                                    1995     11,975                                                100,000
Robert Krell,                       1997    123,400                                                 10,000
Executive Vice President(4)         1996     33,000                                                 60,000

(1)  Dr. Williams entered the Company's employ on June 5, 1995.
(2) Represents a nonaccountable expense allowance equal to 10% of the base salary through June 5, 1996.
(3)  See "Proposed Acquisitions - Summary".
(4) Mr. Krell entered the Company's employ in 1996 and resigned effective May 9, 1997.

         Dr. Williams, President and Chief Executive Officer of the Company is employed pursuant to a three year agreement, dated June 4, 1995, providing for his full time employment at an annual salary of $165,000 for the first year with the salary for each of the following years of the term to be determined by the Board of Directors but to be not less than the salary for the preceding 12-month period. The Board of Directors increased Dr. Williams' salary in June 1996 to an annual rate of $185,000. The agreement may be terminated by Dr. Williams either upon six months prior notice, or in the event of a default by the Company upon 30 days prior notice if the default remains uncured, or by the Company either upon three days prior notice with the Company obligated for additional salary for a four month period or immediately upon cause.

         If the acquisition of Sangen is consummated (see "Proposed Acquisitions - Summary" and "--Interests of Certain Persons with respect to the Proposed Acquisitions") , Dr. Williams and Dr. Jacob, currently a consultant to the Company and sole executive officer, director and stockholder of Sangen, will each enter into employment agreements with the Company. Dr. Williams' agreement will supersede his current agreement and will provide for him to serve as President and Chief Operating Officer at an annual base salary of $200,000 for the first year. Dr. Jacob's agreement will provide for him to serve as Chairman of the Board and Chief Executive Officer at an annual base salary of $225,000 for the first year. The annual salary for each for subsequent years is to be increased as determined by the Board of Directors, but not less than an increase based on the increase in the Consumer Price Index. Each is to receive a bonus at the end of the first year -- at least $34,000 for Dr. Williams and at least $56,250 for Dr. Jacob. See "Proposed Acquisition - Summary" for information as to the issuances of a ten year option to Dr. Williams under the 1993 Stock Option Plan to purchase the greater of 500,000 shares or 5% of the "Fully Diluted Capitalization" of the Company and possible issuance to Dr. Jacob of a ten year option to purchase such number of shares of Common Stock as equals the greater of 1,200,000 shares or 7 1/2% of the Fully Diluted Capitalized of the Company, each exercisable commencing with the date of the acquisition of Sangen.

         The Company's agreements with each of Drs. Williams and Jacob shall continue for the three year period unless terminated by either party on written notice of not less than 30 days. Each employment agreement may be terminated by the Company with or without "Just Cause". In the event the Company terminates the officer's employment other than for Just Cause, the Company is required to pay as severance (i) if termination occurs during the first year, a lump sum payment equal to one year's salary based on the annual rate in effect on the date of termination; (ii) if termination occurs during the second year, a lump sum payment equal to one and one-half year's salary based on the annual rate in effect on the date of termination; or (iii) if termination occurs during the third year or thereafter, a lump sum payment equal to two year's salary based on the annual rate in effect on the date of termination. "Just Cause" is defined as conviction of a crime involving moral turpitude, material violation of a written directive of the Board of Directors, or willful misconduct which has a material adverse effect of the Company as determined by a majority of the Board including each independent director.

         Under a Management Services Agreement dated December 31, 1993 and amended as of September 30, 1994, Amercom Funding Ltd. ("Amercom") has provided advice to the Company with respect to strategic planning, financial matters, merger and acquisition policies, executive employment and investor relations and the services as executive officers of Messrs. LeShufy and Nagelberg, currently officers and directors, and Messrs. Norman Eisner and David Zaretsky, former officers and directors, all four of whom are stockholders, officers and directors of Amercom, or comparable services or in the event any of the foregoing individuals is unable to perform such duties, a reasonably capable replacement, subject to the approval of a majority of the Company's directors. Each such officer may be required under the agreement to provide services for up to 20 hours per five consecutive business days and up to an aggregate of 75 hours per 20 consecutive business days. Amercom provided through February 1, 1995, the initial closing date of the public sale of the Company's Units, certain administrative services and executive offices and facilities in New York City.

         For the period from February 1 through June 30, 1995, the year ended June 30, 1996 and through January 1, 1998 Amercom received and is to receive a monthly fee of $8,333. In November 1996, the Company agreed to issue to Amercom 165,441 shares of Common Stock in satisfaction of a fee of $112,500 for the year ended June 30, 1994 which was to be payable after, and subject to, the Company achieving net income for fiscal year of at least $500,000 as determined in accordance with generally accepted accounting principles.

         The agreement which was to expire on February 1, 1998, was extended on January 3, 1997 for an additional two year period with the fee for the first year of the extended term to be $100,000 and the fee for the second year a ten year option granted under the 1993 Stock Option Plan to purchase commencing February 1, 1998, 175,000 shares of the Company's Common Stock at a price of $0.61 per share, representing the average of the closing sales prices of Common Stock of the Company on the Nasdaq SmallCap Market for the 30 consecutive trading day period commencing on the 45th trading day prior to January 3, 1997. The option also relates to 225,000 additional shares which are to become exercisable in the following amounts and after the following events related to the services of Amercom to relieve or reduce the Company's obligations under its sublease, which has a term ending in April 2000, of its facilities at 425 Park Avenue, New York, New York: 56,250 shares commencing on the date Amercom secures a return of the Company's $150,000 security obligation and up to 168,750 shares based on the date it secures a release of the Company from the sublease as follows: all 168,000 shares if the release occurs on or prior to December 31, 1997; 112,500 shares if effected thereafter but not later than December 31, 1998; 56,250 shares if effected thereafter but not later than December 31, 1999 and no shares if the release is not secured by the latter date.

         Amercom and other affiliates of Messrs LeShufy, Nagelberg, Eisner and Zaretsky occupy a portion of the Company's facilities at 425 Park Avenue, New York City for which they reimburse the Company for the Company's costs for making available such space.

         During the term of the Management Services Agreement, the Company will not pay any compensation or fees to Amercom or any officers, directors or affiliates of Amercom who are also officers, directors or affiliates of the Company except pursuant to the Management Services Agreement.

GRANTS AND EXERCISES OF OPTIONS

         The following table reflects information with respect to options which have been granted under the Stock Option Plan to the executive officers named in the Summary Compensation Table, all current executive officers as a group, all non-executive officers as a group , and all employees as a group for the years ended June 30, 1997, 1996 and 1995.

                                                  OPTION GRANTS

                                                              % OF TOTAL OPTIONS
                                                              GRANTED TO
                                 NUMBER OF SHARES             EMPLOYEES IN
                                 UNDERLYING OPTIONS GRANTED   FISCAL YEAR(2)    EXERCISE PRICE   EXPIRATION DATE
                                 --------------------------   --------------    --------------   ---------------
Years Ended June 30, 1997
     Taffy James Williams                 500,000(1)                89.5%         $.61           1/3/2007
                                           40,000                    7.2%         $.50           12/10/2006
     Robert Krell                          10,000                    1.5%         $.50           9/2001

     All Current Executive
         Officers as a Group              555,000                   99.4%         $.50-$.61      12/10/2006-1/3/2007
     All Non-Executive Officer Current
         Directors as a Group                None                   None            None         None
     All Employees as a Group             558,500                  100.0%         $.50-$.61      12/10/2006-1/3/2007
Year Ended June 30, 1996
     Taffy James Williams                  60,000(1)                41.0%         $0.875         6/15/2006
     Robert Krell                          60,000                   41.0%         $1.00          9/2001
     All Current Executive
         Officers as a Group              130,000                  100.0%         $.875-$1.00    4/8/2000-6/15/2006
     All Non-Executive Officer Current
         Directors as a Group                None                   None            None         None

                                       32



     All Employees as a Group             146,000                  100.0%         $1.875-$1.25   4/8/2000-6/15/2006

Year ended June 30, 1995
     Taffy James Williams                 100,000                  100.0%         $1.125         6/8/2000
     All Current Executive
         Officers as a Group              100,000                  100.0%         $1.125         6/8/2000
     All Non-Executive Officer Current
         Directors as a Group                None                   None            None         None
     All Employees as a Group             100,000                  100.0%         $1.125         6/8/2000


(1) See "Proposed Acquisitions - Summary" and "Proposal to Amend Certificate of Incorporation" for information as to terms of the option and possible increase of the amount.

(2) Does not include options granted to consultants during the year ended June 30, 1996 to purchase 15,000 shares at a price of $1.25 per share to Dr. Jacob and during the year ended June 30, 1997 to purchase 750,000 shares in connection with the Purgative Product License, and to the extent of 400,000 shares to Amercom, all at a price of $.61 per share. See "--Certain Transactions" and "Proposed Acquisitions - Business of the Company".

         As of June 30, 1997 options have been exercised with respect to 30,700 shares of Common Stock. During the year ended June 30, 1997, options with respect to 30,000 shares were exercised by Mr. Robert Krell, who resigned May 9, 1997 an Executive Vice President and options with respect to 700 shares were exercised by a former non-executive employee for realized values of $76,900 and $1,500, respectively, based on the market prices on dates of exercise.

         The following table sets forth the values of the options held by its Chief Executive Officer as of June 30, 1997. Mr. Krell resigned as an officer and employee of the Company on May 9, 1997.

                                                   OPTION VALUES

Name                                     Number of Securities Underlying Options Value of Unexercised in-the-Money Options (1)
                                             Exercisable   /   Unexercisable         Exercisable      /     Unexercisable

Taffy James Williams                          160,000             540,000              $180,000                $772,000
All Current Executive Officers as a Group     168,334              46,666
All Non-Executive Officer Current Directors
as a Group
All Employees as a Group


(1) Based on the closing sales price for the Company's Common Stock on June 30, 1997 of 2.06.

                                    EXPERTS

         The financial statements of Panax Pharmaceutical Company Ltd. as of June 30, 1996 and for the two-year period then ended and for the period from July 1, 1993 (commencement of operations) through June 30, 1996, audited by Richard A. Eisner & Company, LLP, independent auditors, have been included in this Prospectus in reliance upon their report appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.

         The financial statements of CorBec Pharmaceuticals Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 and for the period from inception (June 11, 1993) to December 31, 1996, included in this Proxy Statement have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto and are included in reliance upon the authority of said firm as experts in giving said report. References is made to said report which includes an explanatory paragraph regarding the Company's ability to continue as a going concern.

         A representative of Richard A. Eisner & Company, LLP, is expected to be present or available by telephone at the Meeting with an opportunity to make a statement to the shareholders if he or she desires to do so, and respond to appropriate questions.

                                 OTHER MATTERS

         The Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their best judgment with respect to any such matter.

         SHAREHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                  INDEX TO PRO FORMA AND FINANCIAL STATEMENTS

                                                                           PAGE
                                                                         NUMBER
PANAX PHARMACEUTICAL COMPANY LTD.                                        ------
---------------------------------

PRO FORMA UNAUDITED CONDENSED
BALANCE SHEET AT MARCH 31, 1997............................................F-1

NOTES TO PRO FORMA UNAUDITED CONDENSED
BALANCE SHEET AT MARCH 31, 1997............................................F-3

PRO FORMA UNAUDITED CONDENSED STATEMENT
OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 1996.............................F-4

PRO FORMA UNAUDITED CONDENSED
STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED
MARCH 31, 1997.............................................................F-5

REPORT OF INDEPENDENT AUDITORS.............................................F-7
BALANCE SHEET AS OF JUNE 30, 1996 .........................................F-8
STATEMENTS OF OPERATIONS FOR YEARS ENDED
         JUNE 30, 1996 AND JUNE 30, 1995 AND
         FOR THE PERIOD JULY 1, 1993 (COMMENCEMENT
         OF OPERATIONS) THROUGH JUNE 30, 1996..............................F-9
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY) FOR EACH OF YEARS
         IN THE THREE-YEAR PERIOD FROM JULY 1, 1993 (COMMENCEMENT OF
         OPERATIONS) TO JUNE 30, 1996 ....................................F-10
STATEMENTS OF CASH FLOWS FOR YEARS ENDED
         JUNE 30, 1996 AND JUNE 30, 1995 AND THE
         PERIOD JULY 1, 1993 (COMMENCEMENT OF
         OPERATIONS) THROUGH JUNE 30, 1996................................F-11
NOTES TO FINANCIAL STATEMENTS.............................................F-12
BALANCE SHEET AS OF MARCH 31, 1997 (UNAUDITED)............................F-17
STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED
         MARCH 31, 1997 AND ENDED MARCH 31, 1996 (UNAUDITED)
         AND THE PERIOD JULY 1, 1993 (COMMENCEMENT OF
         OPERATIONS) THROUGH MARCH 31, 1997 (UNAUDITED)...................F-18
STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED
         MARCH 31, 1997 (UNAUDITED) AND MARCH
         31, 1996 (UNAUDITED) AND THE PERIOD JULY 1, 1993
         (COMMENCEMENT OF OPERATIONS) THROUGH
         MARCH 31, 1997 (UNAUDITED).......................................F-19
NOTE TO FINANCIAL STATEMENTS (UNAUDITED)..................................F-20

CORBEC PHARMACEUTICALS, INC.
----------------------------

REPORT OF INDEPENDENT AUDITORS............................................F-21
BALANCE SHEETS AS OF DECEMBER 31, 1996
          AND DECEMBER 31, 1995...........................................F-22
STATEMENTS OF OPERATION FOR THE YEARS ENDED
         DECEMBER 31, 1996 AND DECEMBER 31, 1995
         AND THE PERIOD FROM INCEPTION (JUNE 11, 1993)
         TO DECEMBER 31, 1996.............................................F-23
STATEMENT OF STOCKHOLDERS' DEFICIT........................................F-24
STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
         DECEMBER 31, 1996 AND DECEMBER 31, 1995
         AND THE PERIOD FROM INCEPTION (JUNE 11, 1993)
         TO DECEMBER 31, 1996.............................................F-25
NOTES TO FINANCIAL STATEMENTS.............................................F-26
BALANCE SHEET AS OF MARCH 31, 1997 (UNAUDITED)............................F-30
STATEMENTS OF OPERATION FOR THE THREE MONTHS
         ENDED MARCH 31, 1997 AND MARCH 31, 1996
         AND FOR THE PERIOD FROM INCEPTION
         (JUNE 11, 1993) TO MARCH 31, 1997 (UNAUDITED)....................F-31
STATEMENTS OF CASH FLOWS FOR THE THREE MONTH
         ENDED MARCH 31, 1997 AND MARCH 31, 1996
         AND FOR THE PERIOD FROM INCEPTION
         (JUNE 11, 1993) TO MARCH 31, 1997 (UNAUDITED)....................F-32

SANGEN PHARMACEUTICALS INC.
---------------------------

BALANCE SHEET AS OF MAY 31, 1997 (UNAUDITED)..............................F-33

-------------------

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

                  PRO FORMA UNAUDITED CONDENSED BALANCE SHEET

                               AT MARCH 31, 1997


         The following pro forma condensed balance sheet assumes the transactions indicated below will occur (the Purgative Product License did occur in February 1997) and reflects the transactions if they had occurred on March 31, 1997: (1) the acquisition of CorBec Pharmaceutical Inc. ("CorBec") for 750,000 shares of common stock and $750,000, (2) the acquisition of Sangen Pharmaceutical Inc. ("Sangen") for an option for 300,000 shares of Common Stock, (3) the issuance of 32 units at $250,000 per unit yielding net proceeds of $6,980,000, and (4) acquisition of certain technologies from Allegheny University ("TSP-1 Technology") for 125,000 shares of common stock and a license from AWL Partnership for the Purgative Product for $250,000. The acquisitions of CorBec and Sangen are accounted for as purchases in accordance with Accounting Principles Board Opinion No. 16. In the opinion of the management of Panax Pharmaceutical Company Ltd., all adjustments necessary to present fairly such pro forma balance sheet have been made.

         The pro forma condensed balance sheet should be read in conjunction with the notes thereto, the financial statements of the Company, CorBec and Sangen and the related notes thereto, included elsewhere in this Proxy Statement. The pro forma condensed balance sheet is not necessarily indicative of what the actual financial position would have been had the transactions occurred at March 31, 1997 nor does it purport to represent the financial position of the Company.

                                                                               Pro Forma                     Pro Forma
                                                  Historical                  Adjustments                   Adjustments   Pro Forma
                                   ---------------------------------------       for                           for         Balance
                                      Panax         CorBec        Sangen     Acquisitions     Subtotal      Financing       Sheet
                                   -----------    ----------    ----------   ------------     --------      ---------     ---------
Current assets:
   Cash and cash equivalents . .   $   181,000    $  539,000     $1,000 (4)  $   (20,000)
                                                                        (5)     (750,000)
                                                                        (8)     (150,000)     (199,000)(6)  6,980,000     6,781,000

   Certificate of deposit. . . .       549,000                                                 549,000                      549,000
   Investments to be held to
     maturity. . . . . . . . . .     1,046,000                                               1,046,000                    1,046,000
   Prepaid expenses and other
     current assets. . . . . . .        66,000        17,000                                    83,000                       83,000
                                   -----------    ----------     ------      -----------    ----------      ---------    ----------
          Total current assets .     1,842,000       556,000      1,000         (920,000)    1,479,000 (6)  6,980,000     8,459,000

Equipment, net . . . . . . . . .        33,000                                                  33,000                       33,000
Other assets . . . . . . . . . .       204,000                          (8)      150,000       354,000                      354,000
                                   -----------    ----------     ------      -----------    ----------                   ----------
          T O T A L. . . . . . .     2,079,000       556,000      1,000         (770,000)    1,866,000      6,980,000     8,846,000
                                   ===========    ==========     ======      ===========    ==========      =========    ==========
Current liabilities:
   Accounts payable and other
     accrued expenses. . . . . .   $    57,000   $    10,000                                $   67,000                       67,000
                                   ------------  -----------                                ----------                   ==========


                                      F-1

Redeemable Convertible                                 2,000            (5)       (2,000)            0                            0
Preferred
stock

Stockholders' equity:
   Common stock and additional
     paid-in capital . . . . . .     6,517,000     2,667,000      1,000 (1)      623,000
                                                                        (2)      503,000
                                                                        (3)      313,000
                                                                        (5)   (2,667,000)
                                                                        (5)    1,875,000
                                                                        (8)       88,000
                                                                        (7)      945,000
                                                                        (9)    1,701,000    12,566,000)(6)  6,980,000    19,546,000

   Unearned portion of
     compensatory stock/warrants                                        (9)   (1,701,000)
     stock/warrants                   (922,000)                         (8)      (88,000)   (2,954,000)                  (2,954,000)
                                                                        (2)     (243,000)

   Deficit accumulated during
     the development stage . . .    (3,573,000)   (2,123,000)           (1)     (623,000)
                                                                        (2)     (260,000)
                                                                        (3)     (313,000)
                                                                        (4)      (20,000)
                                                                        (5)   (2,079,000)
                                                                        (5)    2,123,000
                                                                        (7)     (945,000)   (7,813,000)                  (7,813,000)
                                   -----------    ----------     ------      -----------    ----------      ---------    ----------


          Total stockholders'
            equity . . . . . . .     2,022,000       544,000      1,000         (768,000)    1,799,000      6,980,000     8,779,000
                                   -----------    ----------     ------      -----------    ----------      ---------    ----------
          T O T A L. . . . . . .   $ 2,079,000    $  556,000     $1,000       $ (770,000)    1,866,000      6,980,000     8,846,000
                                   ===========    ==========     ======      ===========    ==========      =========    ==========

                       PANAX PHARMACEUTICAL COMPANY, LTD.
                         (a development stage company)

              NOTES TO PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
                              AS AT MARCH 31, 1997


(1) Reflects acquisition of Sangen, for 300,000 options issued at an exercise price of $.61 per share (estimated fair value $624,000). The excess of the cost over the estimated fair value of the net assets of Sangen is treated as purchased research and development and charged to expense immediately. Technological feasibility of the purchased in-process research and development has not yet been established and the technology has no alternative uses.

(2) Reflects the estimated fair value of 295,000 options to be issued to consultants to Sangen for TSP-1 technology and CorBec. The Company has immediately charged operations for $260,000 for options that vest immediately and the remaining $243,000 will be charged to operations over the three year term of the consulting agreements.

(3) Reflects the issuance of 125,000 shares of common stock at an estimated market price of $2.50 per share to Allegheny University for certain technology rights which has been charged to expense immediately. Technological feasibility of the technology rights has not yet been established and the technology has no alternative uses.

(4) Reflects the obligations of the Company for payment of patent costs incurred by Allegheny University prior to completion of the acquisition of technology rights.

(5) Reflects the acquisition of CorBec at a cost of $2,625,000 (750,000 shares of common stock and $750,000 in cash). In addition, cash payments in the aggregate amount of $16,580,000 and issuances of an aggregate of 720,000 shares of Common Stock are to be made upon the achievement, if any, of milestones and targets, as defined. The excess of cost over the estimated fair value of the net assets of CorBec is treated as purchased research and development and expensed immediately. Technological feasibility of the purchased in-process research and development has not yet been established and the technology has no alternative uses. CorBec preferred stock will be converted to common stock immediately prior to the acquisition.

(6) Reflects the issuance of 32 units, each unit consisting of 125,000 shares of Common Stock, and 25,000 Class A Redeemable Common Stock Purchase Warrants at $250,000 per unit, yielding net proceeds of $6,980,000 after offering costs and placement agent fees aggregating $1,020,000.

(7) Reflects the recognition of compensation expense ($945,000) for the difference between the fair value of the underlying common stock and the exercise price of 500,000 options issued to the President and Chief Operating Officer.

(8) Reflects consideration of $250,000 in cash (of which $100,000 was prepaid) for the ALW License of the purgative product and options with an estimated fair value of $88,000 for three year consulting agreements.

(9) Reflects the recognition of unearned compensation of $(1,701,000) for the difference between the underlying common stock (estimated at $2.50 per share) and the exercise price of 900,000 options to be issued to the new Chairman of the Board and Chief Executive Officer.

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

             PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 1996


         The following pro forma condensed statement of operations reflects the recurring operations on the assumption that the acquisitions of CorBec Pharmaceutical Inc. ("CorBec"), and Sangen Pharmaceutical Inc. ("Sangen") will occur and reflects such transactions as if they had occurred on July 1, 1995. The acquisitions of CorBec and Sangen have been accounted for as purchases in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management of the Company, all adjustments necessary to present fairly such pro forma statements of operations have been made.

         This pro forma condensed statement of operations should be read in conjunction with the notes thereto, the financial statements of the Company and CorBec and the related notes thereto. The pro forma condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had the transactions occurred at July 1, 1995 nor do they purport to indicate the results of future operations.

                                                                                                 Pro Forma
                                          Historical (1)                                         Statement
                                 --------------------------------            Pro Forma               of
                                    Panax             CorBec(2)             Adjustments          Operations
                                 -----------        -------------           -----------          ----------
Costs and expenses:
   Research and
     development . . .           $  644,000           $591,000 (3)            $58,000
                                                               (5)             70,000
                                                               (6)            225,000             1,617,000
                                                               (7)             29,000
   General and
     administrative. .              812,000            141,000 (3)             23,000
                                                               (4)            567,000
                                                               (5)             75,000             1,618,000
                                 ----------           --------              ---------             ---------

          Total. . . .            1,456,000            732,000              1,047,000             3,235,000

Interest (income) .                (239,000)            (8,000)                                    (247,000)
                                 ----------           --------              ---------             ---------

NET LOSS . . . . . . .            1,217,000            724,000              1,047,000             2,988,000
                                 ==========           ========              =========             =========

Pro forma loss per
   share . . . . . . .                $0.38                                                        $0.37(8)
                                      =====                                                        =====

Pro forma weighted
   average shares
   outstanding . . . .            3,231,038                                                       8,106,038
                                  =========                                                       =========

(1)  Does not include the operations of Sangen since they were not material.

(2)  Based on management's internal financial statements

(3)  To record amortization of fair value of options granted to consultants.

(4) To record amortization of fair value of options granted to the new Chairman of the Board and Chief Executive Officer.

(5) To record additional consulting fees to be paid to consultants to Sangen for TSP-1 Technology and CorBec.

(6) To record additional contractual funding research for TSP-1 Technology and the CorBec Technology. In addition, the Company is also required to fund at least $1,000,000 of additional research in furtherance of the development of the Purgative Product over the course of two years commencing following completion of the financing.

(7) To record amortization of fair value of options granted for consulting services in connection with ALW License.

(8) The net loss and pro forma loss per share does not reflect the excess of cost over the estimated fair value of the net assets of CorBec and Sangen aggregating $2,702,000, which is a nonrecurring charge directly attributed to the transaction and is treated as purchased research and development expense.

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

             PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS

                    FOR THE NINE MONTHS ENDED MARCH 31, 1997


         The following pro forma condensed statement of operations reflects the recurring operations on the assumption that the acquisitions of CorBec Pharmaceutical Inc. ("CorBec"), and Sangen Pharmaceutical Inc. ("Sangen") will occur and reflects such transactions as if they had occurred on July 1, 1996. The acquisitions of CorBec and Sangen have been accounted for as purchases in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management of the Company, all adjustments necessary to present fairly such pro forma statements of operations have been made.

         This pro forma condensed statement of operations should be read in conjunction with the notes thereto, the financial statements of the Company and CorBec and the related notes thereto. The pro forma condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had the transactions occurred at July 1, 1996 nor do they purport to indicate the results of future operations.

                                                                                                 Pro Forma
                                           Historical (1)                                        Statement
                                   -------------------------------           Pro Forma               of
                                     Panax              CorBec(2)           Adjustments          Operations
                                   ----------         ------------          -----------          ----------
Sales. . . . . . . . .             $    1,000                                                    $    1,000
Cost of goods sold . .                  1,000                                                         1,000
                                   ----------                                                    ----------
                                        - 0 -                                                         - 0 -
                                   ----------                                                    ----------
Costs and expenses:
   Research and
     development . . .                623,000           $527,000   (3)        $43,000
                                                                   (5)         53,000
                                                                   (6)        219,000
                                                                   (7)         22,000             1,487,000
   General and
     administrative. .                708,000             88,000   (3)         18,000
                                                                   (4)        425,000
                                                                   (5)         38,000             1,277,000
                                   ----------           --------             --------            ----------
          Total. . . .              1,331,000            615,000              818,000             2,764,000

   Interest (income) .               (100,000)            (7,000)                                  (107,000)
                                   ----------           --------                                 ----------
NET LOSS . . . . . . .              1,231,000            608,000              818,000             2,657,000
                                   ==========           ========             ========            ==========
Pro forma loss per
   share . . . . . . .                  $0.38                                                     $0.33 (8)
                                        =====                                                     =====
Pro forma weighted
   average shares
   outstanding . . . .              3,232,986                                                     8,107,986
                                    =========                                                     =========

(1)  Does not include the operations of Sangen since they were not material.

(2)  Based on management's internal financial statements

(3)  To record amortization of fair value of options granted to consultants.

(4) To record amortization of fair value of options granted to the new Chairman of the Board and Chief Executive Officer.

(5) To record additional consulting fees to be paid to consultants to Sangen for TSP-1 Technology and CorBec.

(6) To record additional contractual funding research for TSP-1 Technology and the CorBec Technology. In addition, the Company is also required to fund at least $1,000,000 of additional research in furtherance of the development of the Purgative Product over the course of two years commencing following completion of the financing.

(7) To record amortization of fair value of options granted for consulting services in connection with ALW license.

(8) The net loss and pro forma loss per share does not reflect the excess of cost over the estimated fair value of the net assets of CorBec and Sangen aggregating $2,702,000, which is a nonrecurring charge directly attributed to the transaction and is treated as purchased research and development expense.

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Panax Pharmaceutical Company Ltd.
New York, New York


         We have audited the accompanying balance sheet of Panax Pharmaceutical Company Ltd. (a development stage company) as at June 30, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period then ended and for the period July 1, 1993 (commencement of operations) through June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Panax Pharmaceutical Company Ltd. at June 30, 1996, and the results of its operations and its cash flows for each of the years in the two-year period then ended and for the period July 1, 1993 (commencement of operations) through June 30, 1996 in conformity with generally accepted accounting principles.


Richard A. Eisner & Company, LLP

New York, New York
July 31, 1996

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

                                 BALANCE SHEET

                              AS AT JUNE 30, 1996


                                               A S S E T S

Current assets:
   Cash and cash equivalents (Note B[4])......................................................  $   398,689
   Certificate of deposit.....................................................................      200,000
   Investments to be held to maturity (Note C)................................................    2,457,979
   Prepaid expenses and other current assets (Including $28,591 prepaid to affiliates)........       37,558
                                                                                                -----------
          Total current assets................................................................    3,094,226
                                                                                                -----------
Equipment: (Note B[1])
   Testing equipment..........................................................................      109,733
   Computer equipment.........................................................................       15,872
                                                                                                -----------
                                                                                                    125,605
   Less accumulated depreciation..............................................................       66,344
                                                                                                -----------
                                                                                                     59,261
                                                                                                -----------
Other assets .................................................................................       38,069
                                                                                                -----------
          T O T A L...........................................................................  $ 3,191,556
                                                                                                ===========


                                          L I A B I L I T I E S

Current liabilities:
   Accounts payable and other accrued expenses................................................  $    71,419
                                                                                                -----------
Management fees payable (Note G[4])...........................................................      112,500
                                                                                                -----------
Accrued salary - stockholder..................................................................       28,000
                                                                                                -----------
Commitments (Note G)

                                           STOCKHOLDERS' EQUITY
                                                 (NOTE F)

Common stock, $.0001 par value; authorized 10,000,000
   shares; issued 3,315,710 shares       .....................................................          331

Additional paid-in capital....................................................................    5,460,543
Unearned portion of compensatory stock/warrants ..............................................     (138,819)


Deficit accumulated during the development stage..............................................   (2,342,400)

Less common stock held in treasury (180,000 shares) ..........................................          (18)
                                                                                                -----------
          Total stockholders' equity..........................................................    2,979,637
                                                                                                -----------
          T O T A L...........................................................................  $ 3,191,556
                                                                                                ===========

  The accompanying notes to financial statements are an integral part hereof.

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

                            STATEMENTS OF OPERATIONS

                                                                                                      PERIOD FROM
                                                                                                     JULY 1, 1993
                                                                                                 (COMMENCEMENT OF
                                                    YEAR ENDED              YEAR ENDED        OPERATIONS) THROUGH
                                                 JUNE 30, 1996           JUNE 30, 1995              JUNE 30, 1996
                                                 -------------           -------------              -------------
Costs and expenses:

   Research and development..................        $ 644,051               $391,712                $1,165,442

   General and  administrative...............          811,901                433,763                 1,420,553

   Write-off of debt discount................                                  53,125                    75,000

   Interest expense..........................                                   6,160                     6,160
                                                   -----------            -----------                ----------
                                                     1,455,952                884,760                 2,667,155

Interest (income)...........................          (239,022)               (85,733)                 (324,755)
                                                   -----------            -----------                ----------

NET LOSS.....................................      $ 1,216,930            $   799,027                $2,342,400
                                                   -----------            -----------                ----------
NET LOSS PER SHARE (NOTE B[5])...............           $ 0.38                 $ 0.31
                                                        ======                 ======
WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING........................        3,231,038              2,599,097
                                                     =========              =========


  The accompanying notes to financial statements are an integral part hereof.

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)
           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)


                                                                                           UNEARNED
                                             COMMON STOCK                                 PORTION OF
                                            --------------     ADDITIONAL     COMMON     COMPENSATORY
                                          NUMBER OF             PAID-IN        STOCK        OPTION/
                                            SHARES   AMOUNT     CAPITAL     SUBSCRIPTION   WARRANTS
                                          ---------  ------   ----------    ------------   --------
Common stock subscription ..........      2,000,000   $200    $     800       $(1,000)

Payment of common stock subscription
on June 23, 1994....................                                            1,000

Issuance of stock rights in conjunction
with notes payable (Note F[1])......                             21,875

Capital contribution - expenses paid on
behalf of Company (Note G[4])........                            96,682


Net loss............................      _________    ___    _________        ______     _________
Balance - June 30, 1994.............      2,000,000    200      119,357            --            --

Issuance of stock rights in  conjunction
with notes payable (Note F[1])......                             53,125

Initial public offering, net of  expense
of $1,192,876 (Note F[2])...........      1,235,710    123    4,985,551

Value of option granted
(Note F[3]).........................                             80,000

Exercise of options and stock rights         80,000      8        4,992

Net loss............................      _________   ____    _________        ______     _________

Balance - June 30, 1995.............      3,315,710    331    5,243,025            --            --

Value of option and warrants granted
(Notes F[3] and F[4])...............                            217,500                   $(217,500)

Compensatory options/warrants
shares earned.......................                                                         78,681

Common stock acquired (Note F[5])...                    18
                                          _________   ____    __________       _______    _________



Net loss............................             --

Balance - June 30, 1996.............      3,315,710   $331    $5,460,543       $    --    $(138,819)
                                          =========   ====    ==========       =======    =========


                          (TABLE RESTUBED FROM ABOVE)


                                              DEFICIT
                                            ACCUMULATED                                    TOTAL
                                            DURING THE         TREASURY STOCK          STOCKHOLDERS
                                            DEVELOPMENT                                  ' EQUITY
                                               STAGE        SHARES       AMOUNT       (DEFICIENCY)
                                              -------       -------       ------       ------------
Common stock subscription ..........

Payment of common stock subscription
on June 23, 1994....................                                                   $    1,000

Issuance of stock rights in conjunction
with notes payable (Note F[1])......                                                       21,875

Capital contribution - expenses paid on
behalf of Company (Note G[4])........                                                      96,682


Net loss............................     $  (326,443)                                    (326,443)
                                         -----------         ----          ----          --------
Balance - June 30, 1994.............        (326,443)          --            --          (206,886)

Issuance of stock rights in  conjunction
with notes payable (Note F[1])......                                                       53,125

Initial public offering, net of  expense
of $1,192,876 (Note F[2])...........                                                    4,985,674

Value of option granted
(Note F[3]).........................                                                       80,000

Exercise of options and stock rights                                                        5,000

Net loss............................        (799,027)                                    (799,027)
                                         -----------      -------          ----        ----------
Balance - June 30, 1995.............      (1,125,470)          --            --         4,117,886

Value of option and warrants granted
(Notes F[3] and F[4])...............

Compensatory options/warrants
shares earned.......................                                                       78,681

Common stock acquired (Note F[5])...                      (180,000)         (18)



Net loss............................      (1,216,930)                                  (1,216,930)
                                         -----------      --------         ----        ----------
Balance - June 30, 1996.............     $(2,342,400)     (180,000)        $(18)       $2,979,637
                                         ===========      ========         ====        ==========

  The accompanying notes to financial statements are an integral part hereof.

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS


                                                                                                             PERIOD FROM
                                                                                                             JULY 1, 1993
                                                                                                            (COMMENCEMENT
                                                                                                            OF OPERATIONS)
                                                                     YEAR END            YEAR END              THROUGH
                                                                   JUNE 30, 1996      JUNE 30, 1995          JUNE 30, 1996
Cash flows from operating activities:
   Net loss..................................................     $  (1,216,930)          $ (799,027)          $ (2,342,400)
   Adjustments to reconcile net loss to
     net cash (used in) operating activities:
        Depreciation and amortization........................            35,928               22,709                 66,843
        Write-off of debt discount...........................                                 53,125                 75,000
        Value of services paid by options and warrants.......                                 80,000                 80,000
           Accretion of compensatory options and warrants....            78,681                                      78,681
        (Increase) in prepaid expenses
           and other assets..................................           (51,072)              (4,719)               (75,058)
        Increase in accounts payable and accrued
           expenses..........................................             6,807               41,681                 99,419
        Expenses paid by affiliate...........................                                                        96,682
        Increase in management fees payable..................                                                       112,500
                                                                   ------------           ----------           ------------
            Net cash (used in) operating activities..........        (1,146,586)            (606,231)            (1,808,333)
                                                                   ------------           ----------           ------------

Cash flows from investing activities:
   Purchases of investments and certificates of deposit......        (2,181,502)          (3,786,477)            (5,967,979)
      Redemption of investments and certificates of
      deposit................................................         3,310,000                                   3,310,000
   Acquisition of equipment..................................           (41,757)             (31,690)              (125,604)
   Organization costs........................................                                                        (1,069)
        Net cash provided by (used in) investing activities..         1,086,741           (3,818,167)            (2,784,652)
                                                                   ------------           ----------           ------------

Cash flows from financing activities:
   Issuance of common stock - net of expenses................                              4,990,674              4,991,674
   Proceeds from notes payable - affiliates..................                                                        14,000
   Proceeds from notes payable - stockholders................                                 41,800                 96,300
   Proceeds from notes payable - other.......................                                212,500                300,000
      Deferred offering costs................................                                 25,000
   Repayment of notes payable - stockholders and other.......                               (410,300)              (410,300)
                                                                                          ----------           ------------
        Net cash provided by financing activities............                              4,859,674              4,991,674
NET INCREASE (DECREASE) IN CASH AND CASH
        EQUIVALENTS..........................................           (59,845)             435,276                398,689
Cash and cash equivalents - beginning of period..............           458,534               23,258                  - 0 -
                                                                   ------------           ----------           ------------
CASH AND CASH EQUIVALENTS - END OF PERIOD....................         $ 398,689           $  458,534               $398,689
                                                                   ============           ==========           ============
Supplemental disclosure of cash flow information:
     Cash paid for interest .................................             - 0 -           $    6,160                $ 6,160

  The accompanying notes to financial statements are an integral part hereof.

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS


(NOTE A) - The Company and Basis of Presentation:

         Panax Pharmaceutical Company Ltd. (the "Company") was incorporated in May 1993 and commenced operations in July 1993. The Company was originally formed to develop pharmaceutical products through bioassaying of plant extracts, identifying, and isolating active compounds from plants with a history of medicinal use grown in regions formerly comprising the Soviet Union. The Company has contractual arrangements with scientists and the Komarov Botanical Institute of the Russian Academy of Sciences in St. Petersburg, Russia (see Note G[2]). The Company is in the development stage and, to date, has generated no sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all of the risks inherent in the establishment of a new business enterprise. For the period from inception through June 30, 1996, the Company has accumulated a deficit of $2,342,400.

         In January 1995, the Company obtained additional financing through a public offering of securities to fund its continued research and development activities (Note F[2]). There can be no assurance, however, that the Company will have sufficient funds to complete its research and development programs or be able to commercially manufacture or market any products in the future; that future revenues will be significant; or that any sales will be profitable.


(NOTE B) - Summary of Significant Accounting Policies:

         [1] Equipment:

             Equipment is stated at cost less accumulated depreciation. Depreciation is computed using straight-line methods over the useful lives of the assets (three years).

         [2] Organization costs:

             Organization costs are being amortized over five years.

         [3] Research and development:

             Research and development costs are charged to operations as incurred.

         [4] Cash equivalents:

             The Company considers investments with original maturity dates up to 90 days to be cash equivalents.

         [5] Net loss per share:

             Net loss per share is computed using the weighted average number of shares of common stock outstanding during the period. In accordance with certain rules of the Securities and Exchange Commission for the periods prior to the Company's initial public offering in January 1995, common stock and options issued during the twelve-month period prior to filing of an initial public offering have been included in the calculation as if they were outstanding for all periods prior to the offering.

         [6] Use of Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         [7] Recently Issued Accounting Pronouncements:

(continued)

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS

(NOTE B) - Summary of Significant Accounting Policies: (continued)


         In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation" which is effective for the Company's fiscal year commencing July 1, 1996. SFAS No. 123 allows companies to either account for employee stock-based compensation under the new provisions of SFAS No. 123 (the fair value method) or under the provisions of APB No. 25 (the intrinsic value method), but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS No. 123 had been adopted. At this time, the Company intends to continue accounting for its employee stock-based compensation in accordance with the provision of APB No. 25.

(NOTE C) - Investments:

         The Company classifies its investments as held-to-maturity, available for sale, or trading investments. Investments including accrued interest at June 30, 1996 are as follows:

                                                                            Unrealized
Held to Maturity                           Amortized Cost    Fair Value        Gain
----------------                           --------------    ----------        ----
U.S. Treasury notes and bills:
due within  year ending June 30, 1997:       $2,457,979      $2,470,098       $12,119

(NOTE D) - Income Taxes:

         At June 30, 1996, the Company has available for federal income tax purposes net operating loss carryforwards of approximately $838,000, expiring through 2011, that may be used to offset future taxable income. The difference between the net loss for financial reporting purposes and the net operating loss for tax purposes is primarily due to certain general and administrative costs which are not currently deductible for tax purposes. The Company has provided a valuation reserve against the full amount of the net operating loss benefit of $377,000 and the benefit of $570,000 from other temporary differences, principally general and administrative expenses, since the likelihood of realization cannot be determined. The difference between the federal statutory tax rate of 34% and the Company's effective tax benefit rate of 0% is attributable to the nondeductible portion of compensation expense for stock options issued of $79,000 and an increase in valuation allowance of $507,000 in 1996 and an increase in valuation allowance of $362,000 in 1995.

(NOTE E) - Related Party Transactions:

         Pursuant to employment and research agreements with various stockholders, the Company incurred research and development expenses of approximately $107,000 and $92,000 for the years ended June 30, 1996 and June 30, 1995, respectively.

         During the year ended June 30, 1996 and June 30, 1995 the Company paid approximately $100,000 and $42,000, respectively to a company owned by certain of its officers, directors and stockholders pursuant to a management agreement (see Note G[4]).

(NOTE F) - Stockholders' Equity:

         [1] Notes Payable:

         During calendar 1994 the Company borrowed $300,000 pursuant to 4% demand notes. The note holders received one share of the Company's common stock for each ten dollars of notes outstanding (30,000 shares) upon completion of a public offering of the Company's securities (Note F[2]). The value of these stock rights was recorded as a discount on the notes and expensed immediately. The notes were repaid in January and February 1995.

         [2] Public offering:

(continued)

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS

(NOTE F) - Stockholders' Equity: (continued)

         In January 1995, the Company effected an initial public offering of its securities. A total of 1,235,710 units, each comprised of one share of common stock and one redeemable common stock purchase warrant, were sold yielding net proceeds of approximately $4,986,000 after underwriting commissions and expenses.

         [3] Stock options:

         During 1993 the Board of Directors and the stockholders of the Company approved a Stock Option Plan (the "1993 Plan") which provides for the granting of up to 150,000 shares of common stock, pursuant to which directors, employees, non-employees, consultants and advisors are eligible to receive stock options. On December 15, 1995, the stockholders approved a 350,000 share increase in the number of shares subject to the Plan. Options granted under the 1993 Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise period of options granted to a stockholder owning more than 10% of the outstanding capital stock may not exceed five years and their exercise price may not be less than 110% of the fair value of the common stock at date of grant.

         Stock option activity under the 1993 Plan is summarized as follows:


                                                                                             OPTION                NUMBER
                                                                       NUMBER                 PRICE              OF SHARES
                                                                      OF SHARES             PER SHARE           EXERCISABLE
                                                                      ---------             ---------           -----------
Granted........................................................        157,000               $1.125
                                                                       -------
Outstanding at June 30, 1995...................................        157,000               $1.125                50,000
                                                                                                                   ======
Granted........................................................        261,000           $0.875 - $1.25
                                                                       -------
Outstanding at June 30, 1996...................................        418,000           $0.875 - $1.25           183,250
                                                                       =======                                    =======

         IN APRIL 1995, THE COMPANY GRANTED A BUSINESS CONSULTANT AN OPTION OUTSIDE THE 1993 PLAN TO PURCHASE 50,000 SHARES AT $2.00 PER SHARE AND 50,000 SHARES AT $3.00 IN LIEU OF PAYMENT FOR SERVICES RENDERED. AT THE DATE OF GRANT THE COMPANY RECORDED AN EXPENSE OF $45,000 FOR SUCH SERVICES. THE OPTION AGREEMENT WAS AMENDED TO REDUCE THE OPTION EXERCISE PRICE TO $0.10 PER SHARE FOR 50,000 SHARES (THIS OPTION WAS EXERCISED FOR 50,000 SHARES IN MAY 1995) RESULTING IN AN ADDITIONAL EXPENSE OF $35,000. THE REMAINING OPTION FOR 50,000 SHARES WAS CANCELED. DURING THE YEAR ENDED JUNE 30, 1996 THE COMPANY ISSUED OPTIONS TO VARIOUS CONSULTANTS (NOTE G[1]).

         [4] WARRANTS:

         The Company has the following warrants outstanding at June 30, 1996 for the purchase of its common stock:


                        SHARES/        EXERCISE
                         UNITS          PRICE                  EXPIRATION DATE
                         -----          -----                  ---------------

(continued)

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS

(NOTE F) - Stockholders' Equity: (continued)

Public                 1,264,615        $6.84      Each warrant entitles the holder to purchase one share of common stock at
Warrants                                           the exercise price subject to adjustment for dilution through April 27,
                                                   1997.  The warrants may be redeemed by the Company at a $.05 per warrant on 30 days prior written notice if the closing bid price of common stock averages at least $9.00 for the 20 consecutive trading day period ending within 15 days of the notice of redemption.

Underwriters            107,500         $7.50      January 2000 - Each warrant entitles the holder to purchase one share of
Warrant                                            stock and one warrant exercisable at $7.50.

Issued for              320,000         $1.00      October 2000.  The Company issued a warrant to purchase 320,000 shares
Services-1996                                      of common stock for financial and business services to be provided in accordance with an agreement with an investment banking firm.  The
                                                   Company valued the warrants at $160,000 which is being amortized over the period of the agreement.

         [5] Treasury Stock:

         In December 1995, the Center of Efferent Therapy returned to the Company 30,000 shares of the Company's common stock which it received in 1993 in connection with its agreement to perform certain testing services on behalf of the Company which was terminated. In February 1996, the Vice President of Ethnobotany resigned and returned 150,000 shares of common stock to the Company which he received in 1993 in connection with an employment agreement. Such return of shares have been accounted for at their value when originally issued or par value.

(NOTE G) - Commitments:

         [1] Employment and consulting agreements:

         The Company has entered into three - to five-year employment and consulting agreements with Russian and American botanists, ethnobotanists and phytochemists, many of whom are stockholders. At June 30, 1994 the company had accrued $28,000 for services rendered pursuant to one such agreement. Such amount was subsequently deferred to become payable at the end of the first fiscal year of the Company for which the consolidated net income of the Company and any subsidiaries is at least $500,000. At June 30, 1996, future minimum payments are as follows for employment and consulting agreements:


1997.........................       $175,000
1998.........................         99,000
1999.........................         35,000
                                   ---------
TOTAL........................      $ 309,000
                                   =========

         Effective June 5, 1995, the Company entered into a three-year employment agreement with the President and Chief Executive Officer for a base annual salary of $165,000 subject to annual increases as determined by the Board of Directors. The Board of Directors approved an increase to $185,000 per annum in June 1995.

         In addition, the Company has entered into various agreements with financial and business consultants. These agreements provide for payments of $22,000 through February 1997.

         In conjunction with these scientific and financial consulting agreements the Company issued stock options for 115,000 shares of common stock under the 1993 plan (Note F[3]) which were valued at $57,500 and are being amortized over the period of these agreements.

(continued)

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS


(NOTE G) - Commitments:  (continued)

         [2] Research agreements:

         The Company has entered into an agreement with the Komarov Botanical Institute of the Russian Academy of Sciences in St. Petersburg, Russia and other institutions of higher education, for the use of laboratories and other facilities and for research services. At June 30, 1996, future annual minimum payments under the agreements are as follows:


1997.........................          48,000
1998.........................          18,000
1999.........................          18,000
2000.........................          18,000
2001.........................          18,000
Thereafter...................          36,000
                                  -----------
Total........................       $ 156,000
                                    =========

         [3] Lease commitment:

         Prior to the closing of its initial public offering, nominal space was provided at no charge by a company providing management services (the "Management Company") (Note G[4])

         In July 1995 the Company entered into a lease agreement expiring April 2000, which provides for base rent of $195,300 per annum. In connection with its lease agreement, the Company opened an irrevocable letter of credit of $150,000, as security for its rental obligation.

         In conjunction with the lease agreement, the Company entered into a cost-sharing agreement with the Management Company and its affiliates. The agreement provides for the use of a substantial portion of the office space by the Management Company at cost. The agreement also provides for reimbursement by the Management Company of furnishings, equipment and support services.

         Rent expense was approximately $66,000 after reimbursement by affiliates and $20,000 for the years ended June 30, 1996 and June 30, 1995, respectively.

         [4] Other:

         Pursuant to a management agreement with a company owned by certain of its officers, directors and stockholders, the Company is required to pay $112,500 for services rendered through June 30, 1994. Such amount is payable at the end of the first fiscal year of the Company for which the consolidated net income of the Company and any subsidiaries is at least $500,000. Effective February 1995 the Company is required to pay $8,333.33 per month, for a three-year period, for management services. During the fiscal year ended June 30, 1994 this affiliated company paid certain operating expenses on behalf of the Company aggregating $94,786, which amount plus related interest of $1,896 was contributed to the Company as capital.


(NOTE H) - Fair Value of Financial Instruments:

         Financial instruments consist of cash and cash equivalents and accounts payable. The carrying amount of these instruments approximate fair value due to their short-term nature.

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

                                 BALANCE SHEET


                                                                                    MARCH 31,1997
                                                                                    -------------
                        ASSETS                                                        (UNAUDITED)
Current assets:
   Cash and cash equivalents.......................................                   $  181,054
   Certificate of deposit..........................................                      549,012
   Investments to be held to maturity..............................                    1,045,592
   Prepaid expenses and other current assets.......................                       65,766
          Total current assets.....................................                    1,841,424
                                                                                      ----------
Equipment:
   Testing equipment...............................................                      111,534
                                                                                      ----------
   Computer Equipment .............................................                       15,872
                                                                                         127,406
Less accumulated depreciation......................................                       93,996
                                                                                      ----------
                                                                                          33,410
Other assets ......................................................                      203,586
                                                                                      ----------
          TOTAL....................................................                   $2,078,421
                                                                                      ----------
                       LIABILITIES

Current liabilities:
   Accounts payable and other accrued expenses.....................                   $   56,707
                                                                                      ----------
Management fees payable ...........................................                            0
Accrued salary - stockholder.......................................                            0
                                                                                      ----------
                       STOCKHOLDERS' EQUITY

Common stock, $.0001 par value; authorized 10,000,000
   shares; issued 3,342,327 and 3,315,710 shares, respectively.....                          334
                                                                                      ----------
Additional paid-in capital.........................................                    6,516,411
                                                                                      ----------
Unearned portion of compensatory stock/warrants ..................                     (921,782)
                                                                                      ----------
Deficit accumulated during the development stage ..................                  (3,573,250)

Less common stock held in treasury (0 and 180,000 shares) .........                           0
                                                                                      ----------
          Total stockholders' equity...............................                    2,021,714
                                                                                      ----------
          TOTAL....................................................                   $2,078,421
                                                                                      ----------

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

                            STATEMENTS OF OPERATIONS
(unaudited)



                                                                                                         PERIOD FROM
                                                                                                         JULY 1, 1993
                                                                                                        (COMMENCEMENT
                                                  THREE MONTHS ENDED NINE MONTHS ENDED                  OF OPERATIONS)
                                                           MARCH 31, MARCH 31,                             THROUGH
                                             1997          1996          1997          1996             MARCH 31, 1997
                                          ----------    ----------    ----------    ----------

Sales ...............................                                  $ 1,425                            $    1,425
Cost of Goods Sold ..................                                      900                                   900
                                          ----------    ----------    ----------                          ----------
Profit from Sales ...................                                      525                                   525

Costs and expenses:
    Research and development.........     $ 198,726       $152,144     $623,350       $385,199            $1,788,792
   General and  administrative.......       263,094        198,018      707,895        621,946             2,128,448
   Write-off of debt discount........                                                                         75,000
   Interest expense..................                                                                          6,160
                                          ----------    ----------    ----------    ----------            ----------
                                            461,820        350,162    1,331,245      1,007,145             3,998,400
Interest (income)....................       (34,462)       (62,200)     (99,870)      (202,774)             (424,625)
                                          ----------    ----------    ----------    ----------            ----------

NET LOSS.............................     $ 427,358      $ 287,962   $1,230,850       $804,371            $3,573,250
                                          ==========    ===========   ==========    ==========            ==========

Net loss per share...................         $0.13         $ 0.09       $ 0.38         $ 0.25
                                          ==========    ===========   ==========    ==========

Weighted average number of
common
   shares outstanding................     3,342,327      3,163,732    3,232,986     3,262,692
                                          ==========    ===========   ==========    ==========

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

                            STATEMENTS OF CASH FLOWS
(unaudited)

                                                                                                                   PERIOD FROM
                                                                                                                  JULY 1, 1993
                                                                                                                (COMMENCEMENT OF
                                                                                                                   OPERATIONS)
                                                                            NINE MONTHS ENDED MARCH 31,              THROUGH
                                                                             1997                1996             MARCH 31, 1997
                                                                             -----              -----             --------------
Cash flows from operating activities:
   Net loss....................................................          $ (1,230,850)       $ (804,371)            $(3,573,250)
   Adjustments to reconcile net loss to
     net cash (used in) operating activities:
        Depreciation and amortization..........................                27,653            25,746                  94,496
        Write-off of debt discount.............................                                                          75,000
        Value of services paid by options and  warrants........                                                          80,000
            Accretion of compensatory options and warrants ....               132,425            51,460                 211,106
        (Increase) decrease in prepaid expenses
          and other assets.....................................              (193,726)          (69,571)               (268,784)
        Increase (decrease) in accounts payable
          and accrued expenses.................................               (14,712)          (24,832)                 84,707
        Expenses paid by affiliate.............................                                                          96,682
        Increase in management fees payable....................                                                         112,500
                                                                          -----------        ----------             -----------
            Net cash (used in) operating activities............            (1,279,210)         (821,568)             (3,087,543)
                                                                          -----------        ----------              ----------
Cash flows from investing activities:
    Redemption (purchases of investments and certificates of
       deposit.................................................             1,063,375           582,688               1,594,604
   Acquisition of equipment....................................                (1,800)          (35,014)               (127,404)
   Organization costs..........................................                                                          (1,069)
                                                                          -----------        ----------              ----------
        Net cash (used in) investing activities................             1,061,575           547,674              (1,723,077)
                                                                          -----------        ----------              ----------

Cash flows from financing activities:
   Issuance of common stock - net of expenses..................                                                       4,991,674
   Proceeds from notes payable - affiliates....................                                                          14,000
   Proceeds from notes payable - stockholders..................                                                          96,300
   Proceeds from notes payable - other.........................                                                         300,000
   Repayment of notes payable - stockholders and other.........                                                        (410,300)
                                                                          -----------        ----------              ----------
        Net cash provided by financing activities..............                                                       4,991,674
                                                                          -----------        ----------              ----------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS.................................................              (217,635)         (273,894)                181,054

Cash and cash equivalents - beginning of period................               398,689           458,534                  - 0 -
                                                                          -----------        ----------              ----------
CASH AND CASH EQUIVALENTS - END OF PERIOD......................             $ 181,054         $ 184,640               $ 181,054
                                                                          -----------        ----------              ----------

NON-CASH ACTIVITY: Conversion of management fee payable and accrued salary into 206,617 shares of common stock (26,617 of newly issued shares and 180,000 shares held in treasury).

                       PANAX PHARMACEUTICAL COMPANY LTD.
                         (a development stage company)

                          NOTE TO FINANCIAL STATEMENTS
                                  (unaudited)

The unaudited financial statements of Panax Pharmaceutical Company Ltd. ("Panax or the "Company") as of March 31, 1997 and three and nine months ended March 31, 1997 and March 31, 1996 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary to present fairly the results of operations for the interim periods presented. Certain information and footnote disclosures normally included in financial statements, prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading. These financial statements and the notes thereto should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996. The results for the interim periods are not necessarily indicative of the results for the full fiscal year.

                              ARTHUR ANDERSEN, LLP


                         REPORT OF INDEPENDENT AUDITORS



To CorBec Pharmaceuticals, Inc.:

We have audited the accompanying balance sheets of CorBec Pharmaceuticals, Inc. (a Delaware corporation in the development stage) as of December 31, 1996 and 1995, and the related statements of operations, stockholders' deficit and cash flows for the years then ended, and for the period from inception (June 11, 1993) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CorBec Pharmaceuticals, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended and for the period from inception to December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred losses from its research and development activities and will require additional funding to continue those activities. Such factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Arthur Andersen, LLP

Philadelphia, Pa.,
March 11, 1997

                          CORBEC PHARMACEUTICALS, INC.

                         (a development-stage company)

                                 BALANCE SHEETS

                                                                                                 December 31
                                                                                           -----------------------
                                                                                           1996               1995
                                                                                           ----               ----
                                    ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                                            $ 877,449         $ 657,308
    Prepaid expenses and other                                                               2,083             4,129
                                                                                             -----             -----

             Total current assets                                                          879,532           661,437

EQUIPMENT, net                                                                                 493             2,465
                                                                                               ---             -----

                                                                                         $ 880,025         $ 663,902
                                                                                           =======           =======

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accounts payable                                                                         1,779             3,764
    Contracts payable                                                                      167,524            53,019
    Accrued expenses                                                                        23,573            11,000
                                                                                            ------            ------
             Total current liabilities                                                     193,056            67,783
                                                                                           -------            ------

MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                                                                         2,650,000         1,650,000
                                                                                         ---------         ---------
COMMITMENTS AND CONTINGENCIES (Notes 3, 7 and 8)

STOCKHOLDERS' DEFICIT:
    Common Stock, $.001 par value; 10,000,000 shares
       authorized; 369,230 shares issued and outstanding                                       369               369
    Additional paid-in capital                                                              18,278            18,278
    Deficit accumulated during development stage                                        (1,981,678)       (1,072,528)
                                                                                        ----------         ---------
             Total stockholders' deficit                                                (1,963,031)       (1,053,881)
                                                                                        ----------         ---------
                                                                                         $ 880,025         $ 663,902
                                                                                        ==========         =========

        The accompanying notes are an integral part of these statements.

                          CORBEC PHARMACEUTICALS, INC.

                         (a development-stage company)


                            STATEMENTS OF OPERATIONS

                                                                                                For the
                                                                                              Period from
                                                                                               Inception
                                                           For the            For the       (June 11, 1993)
                                                          Year Ended        Year Ended            to
                                                         December 31,      December 31,       December 31,
                                                             1996              1995              1996
                                                             ----              ----              ----
OPERATING EXPENSES:

    Research and development expenses                    $   770,163       $    441,263       $  1,689,565
    General and administrative expenses                      146,739             63,575            333,715
                                                             -------             ------            -------

          Net loss from operations                          (916,902)          (504,838)        (2,023,280)

INTEREST INCOME                                                7,752              9,273             41,602
                                                               -----              -----             ------

          Net loss                                        $ (909,150)       $  (495,565)      $ (1,981,678)
                                                             =======           ========          =========

        The accompanying notes are an integral part of these statements.

                          CORBEC PHARMACEUTICALS, INC.
                         (a development-stage company)

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                             Deficit
                                                                                           Accumulated
                                                                        Additional            During
                                                        Common           Paid-in           Development
                                                         Stock           Capital              Stage        Total
                                                         -----           -------              -----        -----
BALANCE, JUNE 11, 1993                                   $ --           $     --         $        --    $        --
  Issuance of 184,615 shares of Common Stock
     at $.001 per share to founder on
     June 11, 1993                                        185                 --                  --            185
  Issuance of 184,615 shares of Common Stock
     at $.10 per share for technology on
     June 17, 1993                                        184             18,278                  --         18,462
   Net loss                                                --                 --            (238,188)      (238,188)
BALANCE, DECEMBER 31, 1993                                369             18,278            (238,188)      (219,541)
   Net loss                                                --                 --            (338,775)      (338,775)
BALANCE, DECEMBER 31, 1994                                369             18,278            (576,963)      (558,316)
   Net loss                                                --                 --            (495,565)      (495,565)
BALANCE, DECEMBER 31, 1995                                369             18,278          (1,072,528)    (1,053,881)
   Net loss                                                --                 --            (909,150)      (909,150)
                                                          ---                                             --------
BALANCE, DECEMBER 31, 1996                               $369           $ 18,278         $(1,981,678)   $(1,963,031)
                                                          ===             ======          ==========     ==========

        The accompanying notes are an integral part of these statements.

                          CORBEC PHARMACEUTICALS, INC.

                         (a development-stage company)

                            STATEMENTS OF CASH FLOWS

                                                                                                              For the
                                                                                                            Period from
                                                                                                             Inception
                                                                          For the          For the        (June 11, 1993)
                                                                        Year Ended       Year Ended             to
                                                                       December 31,     December 31,        December 31,
                                                                           1996             1995                1996
                                                                           ----             ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                          $  (909,150)     $ (495,565)         $ (1,981,678)
     Adjustments to reconcile net loss to net cash
        used in operating activities-
           Depreciation                                                      1,972           1,973                 5,424
           Licensed technology acquired with stock                             --              --                 18,462
           (Increase) decrease in prepaid expenses and
           other                                                             2,046          (2,187)               (2,083)
           Increase in accounts payable, contracts
                payable and accrued expenses                               125,273          42,229               193,056
                                                                           -------          ------               -------

                  Net cash used in operating activities                   (779,859)       (453,550)           (1,766,819)
                                                                          --------        --------            ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of equipment                                                     --               --                (5,917)
                                                                          --------        --------            ----------
                                                                               --
                  Net cash used in investing activities                        --               --                (5,917)
                                                                          --------        --------            ----------
CASH FLOWS FROM FINANCING ACTIVITIES:

CASH FLOWS FROM FINANCING ACTIVITIES:                                          --               --                   185
     Proceeds from issuance of common stock

     Proceeds from issuance of preferred stock                           1,000,000         650,000             2,650,000
                                                                         ---------         -------             ---------
                  Net cash provided by financing
                     activities                                          1,000,000         650,000             2,650,185
                                                                         ---------         -------             ---------
                  Net increase in cash and
                     cash equivalents                                      220,141         196,450               877,449
CASH AND CASH EQUIVALENTS,
     BEGINNING OF PERIOD                                                   657,308         460,858                    --
                                                                         ---------         -------              --------
CASH AND CASH EQUIVALENTS,
     END OF PERIOD                                                      $  877,449      $  657,308         $    877,449
                                                                         =========         =======              =======

        The accompanying notes are an integral part of these statements.

                          CORBEC PHARMACEUTICALS, INC.

                         (a development-stage company)


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996



1.    BACKGROUND AND GOING CONCERN:

Background

CorBec Pharmaceuticals, Inc. (the "Company") is a development-stage company, which was incorporated in Delaware on June 11, 1993, for the purposes of developing, manufacturing and marketing therapies for the modification of Fc receptor expression on macrophage white blood cells. Operations of the Company are subject to certain risks and uncertainties including, but not limited to, uncertainties related to technology uncertainty, uncertainties related to clinical trials, uncertainty of future profitability and access to capital and dependence on key personnel. See "Going Concern".

Going Concern

As of December 31, 1996 the Company has a stockholders' deficit. The Company has incurred losses from its research and development activities and will require additional funding to continue those activities. There is no assurance that future financing will be available when needed or that the Company's planned products will be commercially successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents for the purpose of determining cash flows. Cash equivalents at December 31, 1996 and 1995 consist of money market accounts.

Research and Development

Expenditures for research and development are charged to expense as incurred. In addition, it is the Company's policy to charge patent costs to expense as incurred.

Equipment

Equipment consists of computer equipment recorded at cost and depreciated over an estimated useful life of three years. As of December 31, 1996 and 1995, accumulated depreciation was $5,424 and $3,452, respectively.

Income Taxes

The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes, " the objective of which is to recognize the amount of current and deferred income taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the financial statements as measured by enacted tax laws.

At December 31, 1996, the Company had net operating loss carry forwards for federal income tax purposes of approximately $289,000. The net operating loss carry forwards begin to expire in 2008 and are subject to review and possible adjustment by the Internal Revenue Service.

The approximate income tax effect of each type of temporary differences and carry forward is as follows:

                                                                            December 31,
                                                                   -----------------------------
                                                                   1996                  1995
                                                                   ----                  ----
Benefit of operating loss carry forwards                       $   98,260            $   42,688
Start-up costs                                                    108,752                60,687
Capitalized research and development                              464,122               259,712
Valuation allowance                                              (671,134)             (363,087)
                                                              -----------            ----------
                                                               $       --            $       --
                                                               ==========            ==========


Due to the uncertainty surrounding the realization of the deferred tax asset, the Company has provided a full valuation allowance against this amount.

3.    RESEARCH AND LICENSE AGREEMENTS:

On June 17, 1993, the Company and the Trustees of the University of Pennsylvania ("U of P") entered into a Research Agreement and a License Agreement. This agreement was extended on June 14, 1996, and expires June 17, 1997. Under the Research Agreement, the Company is required to fund the sponsored research and development in accordance with the Research Agreement. In 1996 and 1995, the Company charged $50,000 and $37,500, respectively, to research and development expense. Under the Research Agreement, the Company is committed to pay U of P the sum of $25,000 in 1997.

Under the Licensing Agreement, the Company will receive the first option to acquire an exclusive worldwide royalty bearing right and license over certain patent rights, information and inventions of U of P. The Company is required to pay U of P a royalty, as defined, on all of the net sales of any product utilizing the licensed technology. Minimum royalties are required under the agreement beginning in 1998. The License Agreement will terminate upon the expiration of the last patent right covered under the Research and License Agreements or may be terminated by either party by following the specific actions stipulated in the License Agreement.

4.    MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

The Company has authorized 5,000,000 shares of Convertible Preferred Stock. During 1993, the Company sold 1,000,000 shares of Series A Convertible Preferred Stock ("Series A") for $1 per share, generating proceeds of $1,000,000. The Series A shares are convertible into Common Stock based on a defined conversion rate (currently one Common Stock share for each Series A share). Prior to an initial public offering, the Series A shares are redeemable at the option of the holder at any time. The Series A shareholders are entitled to dividends equal to those declared to Common Stock shareholders at an amount based on the number of Common Stock shares that would be outstanding if the Series A shares were converted to Common Stock on the date of the declaration of the dividend. The Series A redemption price equals the sum of all accrued or declared but unpaid dividends, plus $1 per Series A share. The Series A shareholders have the same voting rights as the Common Stock shareholders and are entitled to one vote for each Series A share held.

During 1995, the Company sold 520,000 shares of Series B Convertible Preferred Stock ("Series B") for $1.25 per share, generating proceeds of $650,000. The rights and obligations of the Series B shareholders are the same as the Series A shareholders except for the redemption price, which equals the sum of all accrued but unpaid dividends, plus $1.25 per Series B share.

During 1996, the Company sold 500,000 shares of Series C Convertible Preferred Stock ("Series C") for $2.00 per share, generating proceeds of $1,000,000. The rights and obligations of the Series C shareholders are the same as the Series A shareholders except for the redemption price, which equals the sum of all accrued but unpaid dividends, plus $2.00 per Series C share.

5.    COMMON STOCK

On June 11, 1993, the Company issued 184,615 shares of Common Stock to its founder at a price of $.001 per share. Subsequent to the preferred stock financing, on June 17, 1993, the Company issued 184,615 shares of Common Stock to U of P as part of the Licensing Agreement discussed in Note 3. The fair market value of the shares issued of $18,462 was charged to research and development expense.

6.    STOCK OPTION PLAN:

On June 17, 1993, the Company issued nonqualified stock options to a consultant to purchase 49,231 shares of Common Stock at $.10 per share. These options are exercisable in full upon the date of issuance. The options expire ten years from the date of issuance or upon other events as defined in the agreement. None of these options has been exercised as of December 31, 1996.

The Company's Amended and Restated 1993 Equity Incentive Plan provides for both incentive and nonqualified stock options to be granted to employees and consultants of the Company. Under the plan, options may be granted for the purchase of up to 180,000 shares of Common Stock. The number of options to be granted and the option prices are determined by the Stock Option Committee in accordance with the terms of the plan. The exercise price of the incentive stock options granted under the plan must be at least equal to the fair market value of such shares on the date of grant, and the maximum exercise period is five years.

The exercise price of the nonqualified stock option granted under the plan must be at least equal to 85% of the fair market value of such shares on the date of grant, and the maximum exercise period is ten years.

The Company accounts for the Option Plan under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for the Option Plan been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income would have been reduced by approximately $2,600 for the year ended December 31, 1996. The fair value of options granted at market during the year ended December 31, 1996 was estimated as $0.15.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: risk-free interest rate of 6.10% for 1996 and 1995 grants; an expected life of seven years; dividend yield of zero; and volatility of zero for all grants. Because SFAS No. 123 method of accounting is not required to be applied to options granted prior to January 1, 1995, the resulting pro forma compensation charge may not be representative of that to be expected in future years.


                                        Outstanding           Option             Aggregate
                                          Options             Prices               Price
                                        -----------          --------            ---------
BALANCE, DECEMBER 31, 1993                   --           $     --                $   --
    Granted                               20,000               .10                  2,000
                                          ------
BALANCE, DECEMBER 31, 1994                20,000                                    2,000
                                                               .10
    Granted                               60,000               .125                 7,500
                                          ------
BALANCE, DECEMBER 31, 1995                80,000            .10 --.125              9,500
    Granted                               10,000               .20                  2,000
                                          ------
BALANCE, DECEMBER 31, 1996                90,000            $.10--$.20            $11,500
                                          ======            ==========            =======

As of December 31, 1996, there were 46,662 options exercisable under the Amended and Restated 1993 Equity Incentive Plan. In addition, in 1995, the Company committed to grant 100,000 options to a consultant subject to the attainment of specific milestones, as defined. As of December 31, 1996, none of these milestones have been attained.

7.    RELATED-PARTY TRANSACTIONS:

Included in research and development expense for 1996 and 1995 is $60,000 related to a consulting agreement with a stockholder of the Company. The agreement provides for monthly payments of $5,000 and expires in June 1997.

8.    COMMITMENTS AND CONTINGENCIES:

On December 5, 1996, the Company renewed an agreement with an individual to provide management services for the Company. The agreement provides for compensation of $110,000 to be paid in equal monthly installments over the one-year term of the contract. During 1996, the Company charged $100,833 to research and development expense under this agreement. Future commitments under this agreement are $100,833.

On April 15, 1996, the Company entered into an agreement with a clinical services laboratory to provide the Company with chemical and other clinical services. During 1996, the Company charged $98,244 to research and development expense related to this agreement. Future commitments under this agreement are $391,248 and are expected to be incurred over the course of the study, which is expected to run through March of 1998.

On August 1, 1996, the Company entered into an agreement with a clinical services laboratory to provide the Company with general clinical services. During 1996, the Company charged $4,513 to research and development expense related to this agreement. Future commitments under this agreement are $46,520 and are to be incurred over the course of the study. The term of this agreement commences on August 1, 1996 and will automatically renew for successive one year terms, terminating at the conclusion of the testing protocol.

                           CORBEC PHARMACEUTICALS, INC.

                                   BALANCE SHEET



                                                                  March 31,
                                                                     1997
                                                                  (Unaudited
                                                               ----------------
                            ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                        539,241
    Prepaid expenses and other                                        17,331
                                                                   ---------
      Total current assets                                           556,572

EQUIPMENT, net                                                            --
                                                                   ---------
                                                                   $ 556,572
                                                                   =========
            LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES:
    Accrued expenses                                                 $10,000
                                                                   ---------

Total current liabilities                                             10,000
                                                                   ---------
MANDATORY REDEEMABLE PREFERRED STOCK                               2,650,000
                                                                   ---------
STOCKHOLDERS' DEFICIT:
   Common Stock                                                          369
   Additional paid-in capital                                         18,278
   Deficit accumulated during development stage                   (2,122,075)
                                                                   ---------
      Total stockholders' deficit                                 (2,103,428)
                                                                   ---------
                                                                   $ 556,572
                                                                   ---------




See accompanying notes.

                          CORBEC PHARMACEUTICALS, INC.

                            STATEMENT OF OPERATIONS



                                                                                    For the
                                                                                  Period from
                                           For the              For the            Inception
                                         Three Months         Three Months      (June 11, 1993)
                                            Ended                Ended              through
                                          March 31,            March 31,           March 31,
                                             1997                 1996                1997
                                         (Unaudited)          (Unaudited)         (Unaudited)
                                      ------------------    ----------------    ----------------
OPERATING EXPENSES:
  Research and development expenses             $106,356             $70,663          $1,795,921
  General and administrative expenses             36,802              80,563             370,517
                                                  ------              ------
                                      ------------------    ----------------    ----------------
      Net loss from operations                  (143,158)           (151,226)         (2,166,438)
INTEREST INCOME:                                   2,761               2,607              44,363
                                                   -----               -----
                                      ------------------    ----------------    ----------------
      Net loss                                 $(140,397)          $(148,619)        $(2,122,075)
                                      ==================    ================    ================




                                           See accompanying notes.

                          CORBEC PHARMACEUTICALS, INC.

                            STATEMENTS OF CASH FLOWS



                                                                                       For the
                                                                                    Period from
                                              For the            For the              Inception
                                           Three Months        Three Months        (June 11, 1993)
                                               Ended              Ended                through
                                             March 31,          March 31,             March 31,
                                               1997                1996                 1997
                                            (Unaudited)        (Unaudited)           (Unaudited)
                                         -----------------   ----------------    -------------------
CASH FLOWS FROM OPERATING
ACTIVITIES:                                     $(140,397)         $(148,619)           $(2,122,075)
     Net loss
     Adjustments to reconcile net loss to net
     cash used in operating activities-

     Depreciation                                     493                493                  5,917
     Licensed technology acquired with
     stock                                             --                 --                     --
     (Increase) decrease in prepaid expenses
        and other                                 (15,248)             2,770                (17,331)
        Increase (decrease) in accounts
           payable and accrued expenses        $ (183,056)           (56,784)                10,000
                                               -----------         ----------            -----------
           Net cash used in operating
             activities                          (338,208)          (202,140)            (2,105,027)

        CASH FROM INVESTING
           ACTIVITIES:
        Purchase of equipment                          --                 --                 (5,917)
                                                                                        ------------
          Net cash used in investing
            activities                                 --                 --                 (5,917)
                                                                                         -----------
    CASH FLOW FROM FINANCING
      ACTIVITIES:
     Proceeds from issuance of common stock            --                 --                    185
     Proceeds from issuance of preferred
      stock                                            --                 --              2,650,000
                                               -----------         ------------          -----------
         Net cash provided by financing
           activities                                  --                 --              2,650,185
                                                                                         -----------
         Net increase (decrease) in cash and
           cash equivalents                      (338,208)          (202,140)               539,241
    CASH AND CASH EQUIVALENTS,
      BEGINNING OF PERIOD                         877,449            657,308                    --

    CASH AND CASH EQUIVALENTS,
      END OF PERIOD                             $ 539,241          $ 455,168              $ 539,241
                                               ===========         =========             ===========





                                           See accompanying notes.

                          CORBEC PHARMACEUTICALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           MARCH 31, 1997 (UNAUDITED)



1.    INTERIM FINANCIAL STATEMENTS

The financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 are unaudited and, in the opinion of management of CorBec Pharmaceuticals, Inc. (the "Company"), include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year. For further information reference is made to the Company's year end financial statements appearing elsewhere in this document.

2.    SALE OF COMPANY

In May 1997, the Company's Board of Directors entered into a letter of intent to sell the Company to Panax Pharmaceutical Company, Ltd. ("Panax"). The sale is subject to certain conditions including Panax obtaining necessary financing.

                         SANGEN PHARMACEUTICAL COMPANY
                                 BALANCE SHEET
                                 MARCH 31, 1997
                                  (UNAUDITED)


                                     ASSETS




         Cash                                                   $1,000




                              STOCKHOLDER'S EQUITY


         Stockholder's Equity

Common Stock, $1.00 par value,
      1000 shares authorized, 100 shares
      issued and outstanding                                  $  100.00
Additional paid-in capital                                    $  900.00
                                                               --------
                                                              $1,000.00

         Sangen Pharmaceutical Company was organized in January 1997 and incorporated in the State of Delaware. Sangen's principal asset is its right to enter into an exclusive worldwide license to the Thrombospondin Technology, a cancer treatment technology, currently owned by Allegheny University of the Health Sciences.

                                                                        Annex A
          Certificate of Amendment of the Certificate of Incorporation
                                       of
                       Panax Pharmaceutical Company Ltd.

               Under Section 805 of the Business Corporation Law




         It is hereby certified that:

         FIRST: The name of the corporation is Panax Pharmaceutical Company
Ltd.

         SECOND: The certificate of incorporation of the corporation was filed with the Department of State on May 27, 1993 and a certificate of amendment thereto was filed on [ , 1994].

         THIRD: The certificate of incorporation is hereby amended as authorized in Subdivision 1 of Section 801 of the Business Corporation Law, to delete Article "FIRST" in its entirety and to effect the following Article
FIRST:

         "FIRST: The name of the corporation is Inkine Pharmaceutical Company, Inc."

         FOURTH: The certificate of incorporation is hereby amended as authorized in Subdivision 7 of Section 801 of the Business Corporation Law, to delete Article "FOURTH" in its entirety and to effect the following Article
FOURTH:

         "FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is: (a) Fifty Million (50,000,000) shares of Common Stock, all of which shall have a par value of One Hundredth ($.001) of a cent; and (b) Two Million (2,000,000) shares of Preferred Stock in series and the authority to establish and fix the designations of each series and the variations in the relative rights, preferences and limitations as between series shall be vested in the Board of Directors of the corporation. The Board of Directors is authorized to file an amendment to the certificate of incorporation of the corporation under Section 805-A of the BCL setting forth the designations of each series and the variations in the relative rights, preferences and limitations of each series of preferred stock without further action by the shareholders of the corporation."

         FIFTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the vote in writing of all the members of the Board of Directors of the corporation, followed by the vote of the holders of at least a majority of all the outstanding shares of the corporation entitled to vote on the said amendment of the certificate of incorporation.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.



                                           Panax Pharmaceutical Company Ltd

Date:                   , 1997             ---------------------------------
        ------------- --                  By:                   , President

                                                             and

                                           --------------------------------
                                           By:                   , Secretary

                                                                        Annex B
                       PANAX PHARMACEUTICAL COMPANY, LTD.
                               STOCK OPTION PLAN


         1. Purpose of Plan. The Panax Pharmaceutical Company, Ltd. Stock Option Plan (the "Plan") is intended as an incentive to attract and retain persons of training, experience and ability as directors, employees and non-employee consultants and advisors of Panax Pharmaceutical Company, Ltd., a New York corporation (the "Company") and its subsidiaries, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. Stock options ("Options") granted under the Plan may, at the discretion of the granting authority, but need not, contain such terms as will qualify the Options as incentive stock options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto.

         2 Administration of Plan. The Board of Directors (the "Board") or a committee appointed and maintained by the Board shall administer the Plan (the "Plan Administrator"). The Plan Administrator shall consist of at least three members who shall serve at the pleasure of the Board. The Board or the Plan Administrator shall have full power and authority: (i) to designate participants; (ii) to designate Options or any portion thereof as ISOs; (iii) to determine the terms and provisions of respective Option Agreements (which need not be identical) including, but not limited to, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iv) to accelerate the right of an optionee to exercise in whole or in part any previously granted Option; and (v) to interpret the provisions and supervise the administration of the Plan.

         The Board or the Plan Administrator shall also have the authority to grant Options in its discretion to the holder of an outstanding Option, in addition to or in exchange for the surrender and cancellation of the outstanding Option, which additional or new Option may have a purchase price lower than provided in the outstanding Option and containing such other terms and conditions as the Board or the Plan Administrator may prescribe in accordance with the provisions of the Plan.

         All decisions and selections made by the Board or the Plan Administrator pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board or Plan Administrator shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or Plan Administrator relating to any Option to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

         Each member of the Board or the Plan Administrator shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as director or otherwise under the by-laws of the Company, any agreement, vote of stockholders or disinterested directors, or otherwise.

         3. Designation of Participants. The persons eligible for participation in the Plan as recipients of Options shall include only directors of the Company and employees and non-employee consultants and advisors of the Company or any of its subsidiaries; provided that only employees of the Company or of any subsidiary of the Company shall be eligible to be recipients of ISOs; and provided further that eligible consultants and advisors shall be only those who render bona fide services to the Company or any subsidiary, which services may not be in connection with the offer or sale of securities in a capital-raising transaction.

         4. Stock Reserved for Plan. Subject to adjustment as provided in paragraph 6 hereof, a total of 4,200,000 shares of the Common Stock, $.0001 par value, of the Company ("Stock") shall be subject to the Plan. The shares subject to the Plan shall consist of unissued shares, and such number of shares shall be, and hereby is, reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any Option for any reason expire or be cancelled prior to its exercise or relinquishment in full, the shares theretofore subject to such Option may again be subjected to an Option under the Plan.

         5. Option Price. (a) The purchase price of each share subject to an ISO shall not be less than 100% (or 110%, if at the time of grant the optionee owns, directly or indirectly, more than 10% of the combined voting power of all classes of stock of the Company or of any subsidiary of the Company) of the Fair Market Value of such share (as defined in paragraph (b)) on the date the ISO is granted. The purchase price of each share subject to an Option or any portion thereof which is not designated by the Board or Committee as an ISO shall not be less than the Fair Market Value of such share on the date the Option is granted or the par value of the Company's Stock.

         (b) The determination of the Fair Market Value of a share shall be made by the Board of Directors using such method as it determines to be reasonable in the circumstances unless the shares of Common Stock are listed or admitted for trading on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if not so listed or admitted, selling prices are quoted by the National Quotation Bureau, Inc. If listed or admitted, the Fair Market Value of the shares shall be the closing sale price on the date of grant or the average of the closing sales prices for such period immediately preceding the date of grant the Board of Directors or the Plan Administrator deems reasonable in the circumstances given, consideration the volume of trading in the shares:

                  A.On:

                  (I) the national securities exchange, if listed or admitted on such exchange; or

                  (ii) if not so listed or admitted, on NASDAQ, if listed or admitted on NASDAQ; or

                  B. If the shares are traded in the over-the-counter market and not listed or admitted on NASDAQ, the Fair Market Value or the average of the high bids and low asked prices of a share shall be the mean between the high bid and low asked prices as quoted for the date of grant or for such period by the National Quotation Bureau in its "pink sheets" or equivalent record or publication.

         (c) The option price shall be payable upon the exercise of the Option in cash, by check, or, at the option of the Board or the Committee, shares of the Company's stock (valued at their Fair Market Value) or other form satisfactory to the Board or the Committee.

         (d) The proceeds of the sale of the Stock subject to an Option are to be added to the general funds of the Company and used for its corporate purposes.

         6. Adjustments. (a) If the Company is reorganized, or merged or consolidated with another corporation while unexercised Options remain outstanding under the Plan, there shall be substituted for the shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of stock or other securities of the reorganized, or merged or consolidated corporation which were distributed to these stockholders of the Company in respect of such shares; provided, however, that all such Options may be exercised in full by the optionees as of the effective date of any such reorganization, merger or consolidation of the Company without regard to the installment exercise provisions of the Option, by the optionees' giving notice in writing to the Company of their intention to so exercise.

         (b) If the Company is liquidated or dissolved while unexercised Options remain outstanding under the Plan, then all such outstanding Options may be exercised in full by the optionees as of the effective date of any such liquidation or dissolution of the Company without regarding to the installment exercise provisions of the Option, by the optionees' giving notice in writing to the Company of their intention to so exercise.

         (c) If the outstanding shares of Stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, recapitalization, extraordinary dividend payable in stock of a corporation other than the Company, or otherwise in cash, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares subject to this Plan and subject to any outstanding Options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.

         7. Term and Exercise of Options. (a) The Option Agreement evidencing the Option shall set forth the terms of the Option, including the period during which it must be exercised, except that no Option may be exercisable after the expiration of 10 years from the date of grant or, if granted to a person who owns more than 10% of the voting stock of the Company at the time of grant, after the expiration of five years from the date of grant.

         (b) Options granted under the Plan shall not be transferable by optionees other than by will or the laws of descent and distribution, and during an optionee's lifetime shall be exercisable only by that optionee.

         (c) Options granted to the Company's employees or directors may not be exercised after the termination of the term of employment of the employee or, if the optionee is a non-employee director, after service as a director, unless
(i) prior to the date of termination of employment or service, the Board or the Plan Administrator shall authorize, in the relevant Option Agreement or otherwise, an extension of the term of all or part of the Option beyond the date of such termination for a period not to exceed the period during which the Option by its terms would otherwise have been exercisable, (ii) termination of employment is without cause of the optionee, in which event any Option still in force and unexpired may be exercised within a period of 90 days from the date of such termination, but only with respect to the number of shares purchasable at the time of such termination, or (iii) termination is the result of death or disability, in which event any Option still in force and unexpired may be exercised in whole or in part without regard to the installment exercise provisions of the Option, within a period designated in the Option Agreement, but not less than 60 days from the date of termination. An Option held by a non-employee consultant or advisor which is still in force and unexpired on the date of such person's death may be exercised by such person's legal representative in whole or in part without regard to the installment exercise provisions of the Option, within a period designated in the Option Agreement, but not less than 60 days from the date of death.

         (d) The holders of Options shall not be or have any of the rights or privileges of stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until, following exercise, certificates representing such shares shall have been issued by the Company to such holders.

         (e) Any form of Option Agreement authorized by the Plan may contain such other provisions as the Board or the Plan Administrator may, from time to time, deem advisable. Without limiting the foregoing, the Board or the Plan Administrator may, with the consent of the optionee, from time to time cancel all or any portion of any Option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the shares at the date of such cancellation subject to the portion of the Option so cancelled over the aggregate purchase price of such shares, (ii) the issuance or transfer to the optionee of shares of Stock with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Board or the Plan Administrator in its sole discretion.

         (f) Options shall be exercised by the optionee by giving written notice to the Company, which exercise shall be effective upon receipt of such notice by the Secretary of the Company at its principal office. The notice shall specify the number of shares with respect to which the Option is being exercised.

         8. Maximum ISO Award. The aggregate Fair Market Value of Stock (determined as of the date of the grant of options) with respect to which ISOs are exercisable for the first time by any optionee during any calendar year shall not exceed the limitation provided under Section 422 of the Code or any successor provision thereto.

         9. Purchase for Investment. Unless shares of Stock covered by the Plan have been registered under the Securities Act of 1933, as amended (the "Act"), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company reserves the right to appropriately legend certificates evidencing the shares issuable upon exercise that the shares may not be sold or transferred until they are registered under the Act or transferred in a transaction exempt from registration thereunder and to place stop transfer orders on their records as to such shares.

         10. Termination of Plan. The Plan shall be effective as of August 1, 1993 and shall terminate on a date 10 years thereafter.

         11. Amendments or Termination. The Board may amend, alter, or discontinue the Plan, except that no amendment or alteration shall be made which would impair the rights of the holder of any Option theretofore granted without his consent, and except that no amendment or alteration shall be made which, without the approval of the stockholders of the Company, would:

         (a) Increase the total number of shares reserved for the purposes of the Plan, except as is provided in Section 6, or decrease the option price provided in Section 5, or change the class of persons eligible to participate in the Plan as provided in Section 3; or

         (b)      Extend the option period provided for in Section 7.

         12. Government Regulations. The Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares or cash under such Options, shall be subject to all applicable laws, rules, and regulations, including the registration of the shares under to the Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         13. Governing Law. This Plan shall be deemed made in the State of New York and shall be governed by and construed and enforced in accordance with the laws of such State applicable to contracts made and to be performed in such State, without giving effect to the principles of conflict laws.

                                                                        ANNEX C

                       PANAX PHARMACEUTICAL COMPANY LTD.
                       1997 CONSULTANT STOCK OPTION PLAN


         1. Purpose of Plan. The Panax Pharmaceutical Company Ltd. 1997 Consultant Stock Option Plan (the "Plan") is intended as an incentive to attract and retain persons of training, experience and ability as consultants and advisors to Panax Pharmaceutical Company Ltd. (the "Company") and its subsidiaries, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.

         2. Administration of Plan. The Board of Directors of the Company (the "Board") or a Stock Option Committee (the "Committee") appointed and maintained by the Board shall have the power to administer the Plan. The Committee shall consist of at least two members who shall serve at the pleasure of the Board. The Board or the Committee shall have full power and authority: (i) to designate participants; (ii) to determine the terms and provisions of respective Option Agreements (which need not be identical) including, but not limited to, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of an optionee to exercise in whole or in part any previously granted Option; and (iv) to interpret the provisions and supervise the administration of the Plan.

         The Board or the Committee shall also have the authority to grant Options in its discretion to the holder of an outstanding Option, in addition to or in exchange for the surrender and cancellation of the outstanding Option, which additional or new Option may have a purchase price lower than provided in the outstanding Option and containing such other terms and conditions as the Board or the Committee may prescribe in accordance with the provisions of the Plan and as agreed to by the Optionee.

         All decisions and selections made by the Board or the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board or Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

         Each member of the Board or Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as director or otherwise under the by-laws of the Company, any agreement, vote of stockholders or disinterested directors, or otherwise.

         3. Designation of Participants. The persons eligible for participation in the Plan as recipients of Options shall include only consultants and advisors to the Company or any of its subsidiaries; and provided that eligible consultants and advisors shall be only those who render bona fide services to the Company or any subsidiary, which services may not be in connection with the offer or sale of securities in a capital-raising transaction. Employees of the Company are not eligible to participate in the Plan.

         4. Stock Reserved for Plan. Subject to adjustment as provided in paragraph 6 hereof, a total of 2,500,000 shares of the Common Stock, $.001 par value, of the Company ("Stock") shall be subject to the Plan. The Stock subject to the Plan shall consist of unissued shares, and such number of shares shall be, and hereby is, reserved for sale for such purpose. Any of such Stock which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option for any reason expire or be cancelled prior to its exercise or relinquishment in full, the Stock theretofore subject to such Option may again be subjected to an Option under the Plan.

         5. Option Price.

         (a) The purchase price of each share subject to an Option shall be determined by the Board of Directors but shall not be less than the par value of the shares.

         (b) The option price shall be payable upon the exercise of the Option in cash, by check, or, at the option of the Board or the Committee or as otherwise permitted by the Option Agreement, shares of the Company's stock (valued at their Fair Market Value) or other form or value satisfactory to the Board or the Committee.

         (c)      Fair Market Value on the date of the exercise shall be:

                  (i) If the shares of Common Stock are listed or admitted for on a national securities exchange or if not listed or trading on an exchange, on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing sales price of shares of the Common Stock on such date; or

                  (ii) If no sales have been effected on such date, the average of the closing sale prices on the most recent three trading days preceding the date of exercise on the national securities exchange on which it is listed or admitted or on NASDAQ if not listed or admitted on an exchange or, if no such sales were effected on any of such markets during such three trading days, the Fair Market Value shall be the mean between the high bid and low asked prices on the exchange or NASDAQ on the date of exercise, as the case may be; or

                  (iii) If the shares are traded in the over-the-counter market and not listed or admitted on NASDAQ, the mean between the high bid and low asked prices as quoted on the date of exercise on the Over-The-Counter Bulletin Board by the National Association of Securities Dealer Inc. or, if no bid prices are quoted on such date, the next preceding date to the date of grant for which a bid price is quoted.

         (d) The proceeds of the sale of the Stock subject to an Option are to be added to the general funds of the Company and used for its corporate purposes.

         6. Adjustments.

         (a) In the case of any reorganization of the Company or reclassification or recapitalization of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision of combination) or in the case of any consolidation of the Company with, or merger of the Company into another corporation, or in the case of any sale, lease, transfer or conveyance of all, or substantially all, of the assets of the Company, then, as a part of such reorganization, reclassification, recapitalization, consolidation, merger, sale, lease, transfer or conveyance, provision shall be made so that the Optionee shall thereafter be entitled to receive upon exercise hereof the number of shares of stock, warrants, or other securities, property or other assets of the Company, or of the successor corporation resulting from such reorganization, reclassification, recapitalization, consolidation, merger, sale, lease, transfer or conveyance, to which a holder of that number of shares of Stock deliverable upon the exercise of Options previously granted hereunder would be entitled on such reorganization, reclassification, recapitalization, consolidation, merger, sale, lease, transfer or conveyance as if such Options had been exercised in full immediately prior to the effectiveness of such reorganization, reclassification, recapitalization, consolidation, merger, sale, lease, transfer or conveyance, subject to further adjustment as provided for in such Option agreements; provided, however, that any unexercised Options may be exercised in full by the Optionees at any time prior to the effective date of any such reorganization, reclassification, recapitalization, consolidation, merger, sale, lease, transfer or conveyance, by giving written notice to the Company.

         (b) In case, prior to the expiration of the Options by exercise or by their terms, the Company shall at any time make any distribution of its assets to holders of its Common Stock as a liquidating or partial liquidating dividend by way of return of capital or otherwise (other than as either a cash dividend payable out of any surplus legally available for the payment of dividends under the laws of the State of New York or as a stock dividend) or the Company is dissolved, then upon receipt of any Stock upon exercise of such Option after the date of record for the determination of holders of Common Stock entitled to such distribution of assets, the Optionee shall also be entitled to receive, in addition to the Stock, the amount of such assets or dividend which the Optionee would have received had it been the holder of record on the record date for the determination of those entitled to such distribution of such assets; provided that any unexercised Options may be exercised in full by the Optionee at any time prior to the effective date of any such liquidating dividend or dissolution by giving written notice to the Company.

         (c) If the outstanding shares of Common Stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, extraordinary dividend payable in stock of a corporation other than the Company, or otherwise in cash, or any like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Stock subject to this Plan and subject to any outstanding Options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares of Stock without changing the aggregate option price; provided, however, that no adjustment shall be made by reason of the distribution of a subscription right on outstanding stock.

         (d) The Board of Directors or the Committee may provide in the Option Agreement for other adjustments.

         7. Term and Exercise of Options.

         (a) The Option Agreement evidencing the Option shall set forth the terms of the Option, including the period during which it must be exercised, except that no qualifies as an "incentive stock option" under the applicable provision of the Internal Revenue Code (the "Code") may be exercisable after the period, if any, prescribed in the Code.

         (b) Options granted under the Plan shall not be transferable by optionees other than by will or the laws of descent and distribution, and during an optionee's lifetime shall be exercisable only by that optionee.

         (c) An Option which is still in force and unexpired on the date of such person's death may be exercised by such person's legal representative in whole or in part during the period designated in the Option Agreement.

         (d) The holders of Options shall not be or have any of the rights or privileges of stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until, following exercise, certificates representing such shares shall have been issued by the Company to such holders.

         (e) Any form of Option Agreement authorized by the Plan may contain such other provisions as the Board or the Committee may, from time to time, deem advisable. Without limiting the foregoing, the Board or the

Committee may, with the consent of the optionee, from time to time cancel all or any portion of any Option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Stock at the date of such cancellation subject to the portion of the Option so cancelled over the aggregate exercise price of such shares, (ii) the issuance or transfer to the optionee of shares of Stock with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Board or the Committee in its sole discretion.

         (f) Options shall be exercised by the optionee by giving written notice to the Company, which exercise shall be effective upon receipt of such notice by the Secretary of the Company at its principal office or as otherwise provided in the Option Agreement. The notice shall specify the number of shares with respect to which the Option is being exercised.

         8. Purchase for Investment. Unless shares of Stock covered by the plan have been registered under the Securities Act of 1933, as amended (the "1933 Act"), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company reserves the right appropriately to legend certificates evidencing the shares of Stock issuable upon exercise, that the such Stock may not be sold or transferred until they are registered under the 1933 Act or transferred in a transaction exempt from registration thereunder and to place stop transfer orders on their records as to such shares.

         9. Termination of Plan.The Plan shall be effective as of February 14, 1997 and shall terminate on a date 10 years thereafter. The termination of the Plan shall not affect any Option previously granted under the Plan.

         10. Amendments. The Board may amend or alter the Plan, except that no amendment or alteration shall be made which would impair the rights of the holder of any Option theretofore granted without his consent, and except that no amendment or alteration shall be made which, without the approval of the stockholders of the Company, would increase the total number of shares reserved for the purposes of the Plan, except as is provided in Section 6.

         11. Government Regulations. The Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares or cash under such Options, shall be subject to all applicable laws, rules, and regulations, including the registration of the shares under the 1933 Act, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         12. Governing Law. This Plan shall be deemed made in the State of New York and shall be governed by and construed and enforced in accordance with the laws of such State applicable to contracts made and to be performed in such State, without giving effect to the principles of conflict of laws.

                       PANAX PHARMACEUTICAL COMPANY LTD.

                                     PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


      The undersigned hereby appoint TAFFY JAMES WILLIAMS and J.R. LESHUFY, or either of them, with full power of substitution, as attorneys for and the name, place and stead of the undersigned, to vote all the shares of the Common Stock of PANAX PHARMACEUTICAL COMPANY LTD, owned or entitled to be voted by the undersigned as the Record Date, at the Special Meeting of Shareholders of the Company scheduled to be held at the offices of the Company at 425 Park Avenue, 27th Floor, New York, New York, on Wednesday, July 23, 1997, at 10:00 a.m. (E.D.T.) or an adjournment or adjournments of said meeting, on the following proposals as indicated.

                                    (Continued and to be signed on the reverse)


THIS PROXY, IF PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS SPECIFIED HEREOF. IF NO DIRECTIONS ARE SPECIFIED THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION, AMENDMENT OF THE 1993 STOCK OPTION PLAN AND THE ADOPTION OF THE 1997 CONSULTANTS STOCK OPTION PLAN.

THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION                               [_]FOR  [_]AGAINST       [_]ABSTAIN

THE AMENDMENT OF THE 1993 STOCK OPTION PLAN                                     [_]FOR  [_]AGAINST       [_]ABSTAIN

THE ADOPTION OF THE 1997  CONSULTANT STOCK OPTION PLAN                          [_]FOR  [_]AGAINST       [_]ABSTAIN

To Transact Such Other Business As May Properly Come Before
The Meeting Or Any Adjournment Thereof


                                    Please sign exactly as your name appears hereon and date. Joint owners should each sign. Trustees and fiduciaries should indicate the capacity in which they are signing. Please be sure to sign and date this Proxy in the box below.

                                    Dated:
                                          --------------------------


                                    --------------------------------
                                         (Stockholder sign above)


                                    --------------------------------

                                     (Co-holder (if any) sign above)

Please mark boxes [_] or [X] in blue or black ink.
Detach above card, sign, date and m ail in postage paid envelope provided